Exhibit 2.1

MASTER SEPARATION AND DISTRIBUTION AGREEMENT
DATED AS OF NOVEMBER 27, 2015
by and between COMPUTER SCIENCES CORPORATION and CSRA INC.

Exhibit 2.1

Contents
Section                                                     Page

1. Definitions and Interpretation	1
1.1 General	1
1.2 References; Interpretation	15
2. The Separation	15
2.1 General	15
2.2 Restructuring; Transfer of Assets; Assumption of Liabilities	15
2.3 Treatment of Shared Contracts	16
2.4 Intercompany Accounts; Cash Management	17
2.5 Transfers Not Effected at or Prior to the Effective Time; Transfers Deemed Effective as of the Effective Time	17
2.6 Transfer Instruments	19
2.7 Further Assurances; Ancillary Agreement	19
2.8 Transfer of Customer Contracts	20
2.9 Post-Closing Contracts	21
2.10 DCAA/DCMA	22
2.11 Guarantees; Letters of Credit	23
2.12 Disclaimer of Representations and Warranties	23
3. Certain Actions at or Prior to the Distribution	24
3.1 Certificate of Incorporation; By-laws	24
3.2 Directors	24
3.3 Officers	25
3.4 Resignations and Removals	25
4. The Distribution	25
4.1 Stock Distribution to CSC Stockholders	25
4.2 Actions in Connection with the Distribution	25
4.3 Sole Discretion of the Board of CSC	26
4.4 Conditions to Distribution	26
5. Certain Covenants	27
5.1 Cash Dividend to CSC Stockholders	27
5.2 Access to Personnel and Cooperation	27
5.3 Periodic Meetings	28
5.4 SEC Settlement Agreement	28
5.5 Non-competition	29
5.6 Tax Matters	30
6. Shared Contingent Liabilities	30
6.1 Shared Contingent Liabilities	30
6.2 Management of Shared Contingent Liabilities	31
6.3 Access to Information and Employees by the Managing Party	32
6.4 Notice Relating to Shared Contingent Liabilities; Dispute	33
6.5 Cooperation with Governmental Entity	33

i

6.6 Default	33
6.7 Change of Control	34
7. Indemnification	35
7.1 Release of Pre-Distribution Claims	35
7.2 Indemnification by CSC	36
7.3 Indemnification by CSRA	36
7.4 Procedures for Indemnification	37
7.5 Cooperation in Defense and Settlement	39
7.6 Indemnification Payments	39
7.7 Indemnification Obligations Net of Insurance Proceeds and Other Amounts	39
7.8 Additional Matters; Survival of Indemnities	40
8. Preservation of Records; Access to Information; Confidentiality; Privilege	40
8.1 Preservation of Corporate Records	40
8.2 Financial Statements and Accounting; Government Audits	40
8.3 Provision of Information	42
8.4 Witness Services	42
8.5 Confidentiality	43
8.6 Privilege Matters	44
8.7 Ownership of Information	46
8.8 Other Agreements	46
9. Dispute Resolution	46
9.1 Negotiation	46
9.2 Mediation	46
9.3 Arbitration	47
9.4 Arbitration Period	47
9.5 Treatment of Negotiations, Mediation and Arbitration	47
9.6 Continuity of Service and Performance	48
9.7 Consolidation	48
10. Insurance	48
10.1 Policies and Rights Included Within Assets	48
10.2 Post-Effective Time Claim	49
10.3 Administration; Other Matters	49
10.4 Agreement for Waiver of Conflict and Shared Defense	50
10.5 Agreement for Waiver of Conflict and Insurance Litigation and/or Recovery Efforts	50
10.6 Professional Liability Insurance	50
10.7 No Coverage for Post-Effective Occurrences	50
10.8 Cooperation	50
10.9 CSC as General Agent and Attorney-In-Fact	50
10.10 Additional Premiums, Return Premiums and Pro Rata Cancellation Premium Credits	50
11. Miscellaneous	51
11.1 Complete Agreement; Construction	51
11.2 Ancillary Agreements	51
11.3 Counterparts	51

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11.4 Survival of Agreements	51
11.5 Expenses	51
11.6 Notices	52
11.7 Consents	52
11.8 Assignment	52
11.9 Successors and Assigns	53
11.10 Termination and Amendment	53
11.11 Payment Terms	53
11.12 No Circumvention	53
11.13 Subsidiaries	54
11.14 Third Party Beneficiaries	54
11.15 Title and Headings	54
11.16 Exhibits and Schedules	54
11.17 Governing Law	54
11.18 Consent to Jurisdiction	54
11.19 Waiver of Jury Trial	55
11.20 Severability	55
11.21 Force Majeure	55
11.22 Interpretation	56
11.23 No Duplication; No Double Recovery	56
11.24 Tax Treatment of Payments	56
11.25 No Waiver	56
11.26 No Admission of Liability	56
Signatory	57

iii

List of Schedules

Schedule 1.1(m)(iii)	CSC Owned Real Property
Schedule 1.1(m)(iv)	CSC Leases
Schedule 1.1(s)(iv)	CSC Specified Liabilities
Schedule 1.1(w)(i)	CSRA Asset Transferors
Schedule 1.1(w)(iii)	CSRA Entities
Schedule 1.1(y)	CSC State and Local Contracts
Schedule 1.1(ee)(iv)(i)	Excluded CSRA Actions and Disputes
Schedule 1.1(ee)(iv)(ii)	Known CSRA Actions and Disputes
Schedule 1.1(ff)	CSRA Operating Group
Schedule 2.11(a)	CSC Guarantees and Letters of Credit to be Removed
Schedule 3.2(a)	Resigning CSC Directors
Schedule 3.3(a)	CSC Officers
Schedule 8.1(b)	Document Retention Policies
Schedule 11.5	Separation Expenses

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Exhibit 2.1

List of Schedules

Schedule 1.1(m)(iii)	CSC Owned Real Property
Schedule 1.1(m)(iv)	CSC Leases
Schedule 1.1(s)(iv)	CSC Specified Liabilities
Schedule 1.1(w)(i)	CSRA Asset Transferors
Schedule 1.1(w)(iii)	CSRA Entities
Schedule 1.1(y)	CSC State and Local Contracts
Schedule 1.1(ee)(iv)(i)	Excluded CSRA Actions and Disputes
Schedule 1.1(ee)(iv)(ii)	Known CSRA Actions and Disputes
Schedule 1.1(ff)	CSRA Operating Group
Schedule 2.11(a)	CSC Guarantees and Letters of Credit to be Removed
Schedule 3.2(a)	Resigning CSC Directors
Schedule 3.3(a)	CSC Officers
Schedule 8.1(b)	Document Retention Policies
Schedule 11.5	Separation Expenses

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Exhibit 2.1

Index of Other Defined Terms

Defined Term	Section
Annual Reports	8.2(c)
Audited Party	8.2(b)
Board	Recitals
Code	Recitals
CPR	9.2
CSC	Preamble
CSC Entities	Section 1.1(m)(ii)
CSC Information	Section 1.1(m)(vi)
CSC Leases	Section 1.1(m)(iv)
CSC Owned Real Property	Section 1.1(m)(iii)
CSC Personal Equipment	Section 1.1(m)(xi)
CSRA	Preamble
CSRA Entities	Section 1.1(w)(iii)
CSRA Information	Section 1.1(w)(xii)
CSRA Personal Equipment	Section 1.1(w)(viii)
Disputes	9.1
Dispute Notice	9.1
Distribution	Preamble
Indemnifying Party	7.4(a)
Indemnitee	7.4(a)
Indemnity Payment	7.7(a)
Internal Control Audit and Management Assessments	8.2(a)
Liable Party	2.8(c)
Managing Party	6.2(a)
Mediation Period	9.2
Other Party’s Auditors	8.2(b)
Party	Preamble
Privilege	8.6(a)
Privileged Information	8.6(a)
Rules	9.3
Separation Expenses	11.5
Shared Contract	2.3
Tax Opinion	4.4(e)
Third Party Claim	7.4(b)
Third Party Proceeds	7.7(a)
Virginia Courts	Section 11.18

0094081-0000005 NY:22324918.24	vi

Exhibit 2.1

This MASTER SEPARATION AND DISTRIBUTION AGREEMENT (this “Agreement”) is dated as of November 27, 2015 by and between Computer Sciences Corporation, a Nevada corporation (“CSC”), and CSRA Inc., a Nevada corporation (“CSRA”). Each of CSC and CSRA is sometimes referred to herein as a “Party” and, collectively, as the “Parties”.
WHEREAS:

(A)	CSC, acting through its direct and indirect Subsidiaries, currently conducts the CSC Business and the CSRA Business;

(B)
the Board of Directors of CSC (the “Board”) has determined that it is appropriate, desirable and in the best interests of CSC and its stockholders to separate CSC into two separate, publicly traded companies, one for each of (i) the CSC Business, which shall be owned and conducted, directly or indirectly, by CSC and (ii) the CSRA Business, which shall be owned and conducted, directly or indirectly, by CSRA;

(C)
in order to effect such separation, the Board has determined that it is appropriate, desirable and in the best interests of CSC and its stockholders to undertake the Internal Reorganization and, following the completion of the Internal Reorganization, for CSC to distribute pro rata to the Record Holders, all of the issued and outstanding shares of CSRA Common Stock (the “Distribution”);

(D)
it is the intention of the Parties that the Distribution qualify as a tax-free distribution (except to the extent of cash received in lieu of fractional shares) under Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”);

(E)
it is the intention of the Parties that the contributions of CSRA Assets to, and the assumptions of CSRA Liabilities by, CSRA prior to the Distribution, together with the Distribution, qualify as a reorganization within the meaning of Section 368(a)(1)(D) of the Code.

NOW, THEREFORE, in consideration of and subject to the premises and the mutual agreements, terms and conditions herein contained, the benefits to be derived therefrom and other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	General
As used in this Agreement, the following terms shall have the following meanings:

(a)
“Action” shall mean any demand, action, claim, suit, countersuit, arbitration, inquiry, subpoena, case, litigation, proceeding or investigation (whether civil, criminal, administrative or investigative) by or before any court or grand jury, any Governmental Entity or any arbitration or mediation tribunal.

(b)
“Affiliate” shall mean, when used with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For the purposes of this definition, “control”, when used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by Contract or otherwise. It is expressly agreed that for purposes of this Agreement and the Ancillary Agreements no

0094081-0000005 NY:22324918.24	1

Exhibit 2.1

Party or member of any Party’s Group shall be deemed to be an Affiliate of another Party or member of such other Party’s Group, regardless of whether the Parties have one or more directors in common or were under the common control of CSC or CSC’s stockholders prior to the Effective Time.

(c)
“Ancillary Agreements” shall mean all of the written Contracts (other than this Agreement) entered into in connection with the transactions contemplated hereby, including the Transfer Instruments, the Transition Services Agreement, the Employee Matters Agreement, the Tax Matters Agreement, the IP Matters Agreement, the Real Estate Matters Agreements and the Non-US Agency Agreement.

(d)
“Assets” shall mean assets (including goodwill), properties, claims, Intellectual Property and other rights, wherever located (including in the possession of vendors or other third parties or elsewhere), of every kind, character and description, whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person. Except as otherwise specifically set forth herein or in the Tax Matters Agreement, the rights and obligations of the Parties with respect to Taxes shall be governed by the Tax Matters Agreement and, therefore, the rights and obligations with respect to Taxes shall not be treated as Assets.

(e)	“Business Day” means any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by Law to be closed in New York or Virginia.

(f)
“Claims Administration” shall mean the processing of claims made under the Company Policies, including the reporting of losses or claims to insurance carriers (including as a result of reports provided to CSC by CSRA), management and defense of claims, the settlement of claims and providing for appropriate releases upon settlement of claims.

(g)	“Commission” shall mean the United States Securities and Exchange Commission.

(h)
“Company Policies” shall mean all Policies, current or past, which are or at any time were maintained by or on behalf of or for the benefit or protection of CSC or any of its predecessors which relate to the CSC Business and/or the CSRA Business, or current or past directors, officers, employees or agents of any of the foregoing Businesses.

(i)
“Confidential Information” shall mean all non-public, confidential or proprietary Information of or concerning a Party, its Group and/or its Subsidiaries or their past, current or future activities, businesses, finances, assets, liabilities or operations, including any such Information that was acquired by any Party after the Effective Time, or that was provided to a Party by a third party in confidence, except for any Information that is (i) in the public domain or available to the public through no fault of the receiving Party or its Subsidiaries, (ii) lawfully acquired after the Effective Time by such Party or its Subsidiaries from other sources not known to be subject to confidentiality obligations with respect to such Information or (iii) independently developed by the receiving Party after the Effective Time without reference to any Confidential Information.

(j)	“Consents” shall mean any consents, waivers or approvals from, or notification requirements to, any Person other than a Governmental Entity.

(k)
“Contract” shall mean any agreement, contract, subcontract, obligation, binding understanding, note, indenture, guarantee, instrument, option, lease, promise, arrangement, release, warranty, license, sublicense,

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Exhibit 2.1

insurance policy, benefit plan, purchase order or legally binding commitment or undertaking of any nature (whether written or oral and whether express or implied).

(l)
“Corporate Liabilities” shall mean any and all Liabilities of CSC and its Subsidiaries that arise out of (i) the activities and business of the CSC corporate division as conducted at any time prior to the Effective Time or (ii) any Discontinued Operation to the extent the same are not CSRA Liabilities.

(m)	“CSC Assets” shall mean any and all Assets that are owned, leased or licensed, at or prior to the Effective Time, by CSC and/or any of its Subsidiaries, that are not CSRA Assets, including:

(i)	any and all Assets that are expressly contemplated by this Agreement or any Ancillary Agreement as Assets which are to remain with (or be transferred to) CSC or any other member of the CSC Group;

(ii)	the ownership interests in all Entities that are owned by CSC or its Subsidiaries (such entities, the “CSC Entities”);

(iii)
all rights, title and interest in and to the owned real property set forth on Schedule 1.1(m)(iii), including all land and land improvements, structures, buildings and building improvements, other improvements and appurtenances located thereon (the “CSC Owned Real Property”);

(iv)
all right, title and interest in, to and under the leases or subleases of the real property set forth on Schedule 1.1(m)(iv) (the “CSC Leases”), including, to the extent provided for in any CSC Lease, any land and land improvements, structures, buildings and building improvements, other improvements and appurtenances located thereon;

(v)
all fixtures, machinery, equipment, apparatuses, computer hardware and other electronic data processing and communications equipment, tools, instruments, furniture, office equipment, automobiles, trucks and other transportation equipment and other tangible personal property located at the CSC Owned Real Property or the locations subject to the CSC Leases, except for the CSRA Personal Equipment;

(vi)
all personal computers, cellular phones, personal data devices, chairs and other office equipment used primarily by a CSC Group Employee (as defined in the Employee Matters Agreement (the “CSC Personal Equipment”);

(vii)	all inventories, including products, goods, materials, parts, raw materials, work in process and supplies;

(viii)	all CSC Contracts and any rights or claims arising thereunder;

(ix)
other than the Restricted IP as defined in the IP Matters Agreement, (A) all Intellectual Property registrations and applications and the items of unregistered Intellectual Property owned by CSC or its Subsidiaries; (B) all other Intellectual Property owned by CSC or its Subsidiaries; and (C) all physical, tangible and other materials (including source code and website content) embodying any of the foregoing in (A) or (B);

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Exhibit 2.1

(x)	all licenses, permits, approvals and authorizations which have been issued by any Governmental Entity;

(xi)
all Information that is not CSRA Information (the “CSC Information”); provided that regardless of whether Information is CSRA Information or CSC Information, if CSC (or a CSC Group Employee (as defined in the Employee Matters Agreement)) is in possession of such Information as of the Effective Time, CSC shall retain such Information (subject to Section 8.3);

(xii)	all deposits, prepaid expenses, letters of credit and performance and surety bonds;

(xiii)
all bonds, notes, debentures or other debt securities issued by any Person and held by any member of the CSC Group, all loans, advances or other extensions of credit or capital contributions to any Person on the books of any member of the CSC Group and all other investments in securities of any Person held by any member of the CSC Group;

(xiv)
subject to Section 10 (Insurance), any rights of any member of the CSC Group under any Policies, including any rights thereunder arising after the Effective Time in respect of any Company Policies and all rights in the nature of insurance, indemnification or contribution; and

(xv)
any claims, counterclaims, setoffs, rights of recoupment, equity rights or defenses, whether known or unknown, that CSC and/or any of its Subsidiaries may have with respect to any CSC Assets and CSC Liabilities.

Notwithstanding the foregoing, the CSC Assets shall not include any Assets that are expressly contemplated by this Agreement or by any Ancillary Agreement (or the Schedules hereto or thereto) as Assets to be Transferred to any member of the CSRA Group, including any Assets specified in the definition of CSRA Assets.

(n)
“CSC Business” shall mean (i) the businesses of the CSC Operating Group, other than the CSRA Business, whether conducted prior to, at or after the Effective Time and (ii) any and all businesses of the CSC Group after the Effective Time (including any businesses acquired or established by or for CSC or any of its Subsidiaries after the Effective Time).

(o)	“CSC Common Stock” shall mean the common stock of CSC, par value $0.01 per share.

(p)
“CSC Contracts” shall mean any Contract, in each case except for any such Contract or part thereof that is a CSRA Contract, to which CSC or any of its Subsidiaries (other than members of the CSRA Group) is a party as of the date hereof or becomes a party prior to the Effective Time or becomes a party after the Effective Time in respect of quotations, proposals and bids that were pending as of the date hereof or by which it or any of its Subsidiaries or any of their respective Assets is bound as of the date hereof or becomes bound prior to the Effective Time, including:

(i)	any Contract entered into in the name of, or expressly on behalf of, any CSC Entity or CSC Operating Group (or sub-division thereof);

(ii)	any Contract that relates primarily to the CSC Business, including any contract providing for the acquisition or disposition of a CSC Entity or any CSC Assets;

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Exhibit 2.1

(iii)	any Contract that represents, underlies or relates primarily to any CSC Assets or CSC Liabilities;

(iv)	any Contract or part thereof that is otherwise expressly contemplated pursuant to this Agreement or any of the Ancillary Agreements to be assigned to any member of the CSC Group; and

(v)	any guarantee, indemnity, representation or warranty of or in favor of any member of the CSC Group.

(q)	“CSC Group” shall mean CSC, the CSC Entities and each Entity that becomes a Subsidiary of CSC after the Effective Time.

(r)
“CSC Indemnitees” shall mean each member of the CSC Group and each of their respective Affiliates from and after the Effective Time and each member of the CSC Group’s and such Affiliates’ respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

(s)
“CSC Liabilities” shall mean any and all Liabilities to the extent arising out of: (a) the operation or conduct of the CSC Business, as conducted at any time prior to, at or after the Effective Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority) of the CSC Group which relates to the CSC Business); (b) the operation or conduct of any business conducted by any member of the CSC Group at any time after the Effective Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority) of the CSC Group which relates to the CSC Business); or (c) any CSC Assets, whether arising prior to, at or after the Effective Time; and each of the following Liabilities (whether arising prior to, at or after the Effective Time):

(i)	any Liabilities to the extent arising out of the CSC Contracts;

(ii)	any Corporate Liability;

(iii)	the CSC Sharing Percentage of any Shared Contingent Liability;

(iv)	any Liabilities to the extent arising out of any (x) Actions or disputes related to the CSC Business and (y) Actions or disputes set forth on Schedule 1.1(s)(iv);

(v)	any Liabilities assumed or retained by the CSC Group pursuant to this Agreement or the Ancillary Agreements;

(vi)
any Liabilities to the extent arising out of any infringement by the CSC Business of the Intellectual Property of any other Person or breach by the CSC Business of any Contract relating to Intellectual Property;

(vii)
any Liabilities to the extent arising out of any (A) violation prior to the Effective Time of any Environmental Laws by the CSC Group or the conduct of the CSC Business, (B) use, treatment, or disposal prior to the Effective Time of Materials of Environmental Concern by or on behalf of

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Exhibit 2.1

the CSC Group or in the conduct of the CSC Business or (C) presence of Materials of Environmental Concern at, or release of Materials of Environmental Concern from any CSC Assets;

(viii)	any Liabilities to the extent arising out of any Discontinued Operation that was not related to the CSRA Business;

(ix)	any Liabilities arising out of Indebtedness (other than capital leases or under the Financing Agreements) of CSC or any of its Subsidiaries (including the CSRA Group).

(x)
any Liabilities arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in, or incorporated by reference into, the Form 10; and

(xi)	Specified Shared Expenses to the extent provided in Section 6.3.
Notwithstanding the foregoing, the CSC Liabilities shall not include any Liabilities that are (A) expressly contemplated by any Ancillary Agreement (or the Schedules thereto) as Liabilities to be assumed by any member of the CSRA Group or (B) expressly discharged pursuant to Section 7.1 of this Agreement.
For the avoidance of doubt, no Liability shall be a CSC Liability solely as a result of CSC being named as party to or in any Action relating to any CSRA Liability due to CSC’s status as the remaining and legacy Entity, or as a result of its status as the former direct or indirect stockholder of any Entity.

(t)	“CSC Operating Group” means the Global Services and Global Infrastructure Services business units of the CSC Group.

(u)	“CSC Sharing Percentage” shall mean sixty-six and sixty-seven hundredths percent (66.67%).

(v)	“CSC State and Local Field” shall mean any sales, directly or indirectly, to any U.S. state or local Governmental Entities outside the CSRA State and Local Field.

(w)
“CSRA Assets” shall mean those Assets that are owned, leased or licensed, at or prior to the Effective Time, by CSC and/or any of its Subsidiaries, relating exclusively to, used exclusively in, or arising exclusively from, the CSRA Business, and shall include:

(i)	all Assets of the Entities set forth on Schedule 1.1(w)(i);

(ii)
any and all Assets to the extent reflected on the CSRA Balance Sheet or the accounting records supporting such balance sheet and any Assets acquired by or for CSRA or any member of the CSRA Group subsequent to the date of the CSRA Balance Sheet which, had they been so acquired on or before such date and owned as of such date, would have been reflected on the CSRA Balance Sheet if prepared on a consistent basis, subject to any dispositions (other than to CSC or any Affiliate of CSC) of any of such Assets in the ordinary course of business subsequent to the date of CSRA Balance Sheet, provided that, in any event, “CSRA Assets” shall include (a) cash and cash equivalents in an amount equal to $300,000,000 and (b) any Assets associated with the defined benefit pension liabilities and other post-employment benefit obligations reflected on the CSRA Balance Sheet;

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Exhibit 2.1

(iii)	the ownership interests in those Entities that are set forth on Schedule 1.1(w)(iii) (such entities, the “CSRA Entities”);

(iv)	all rights, title and interest in and to the Owned Real Properties as defined in the Real Estate Matters Agreement;

(v)	any and all other Assets that are expressly contemplated by this Agreement or any Ancillary Agreement as Assets which have been or are to be Transferred to CSRA or any other member of the CSRA Group;

(vi)	all rights, title and interest in, and to and under the Leases as defined in the Real Estate Matters Agreement;

(vii)
all fixtures, machinery, equipment, apparatuses, computer hardware and other electronic data processing and communications equipment, tools, instruments, furniture, office equipment, automobiles, trucks and other transportation equipment and other tangible personal property physically located at the Owned Real Properties (as defined in the Real Estate Matters Agreement) or physically located at the Leased Real Properties (as defined in the Real Estate Matters Agreement), except for the CSC Personal Equipment;

(viii)
all personal computers, cellular phones, personal data devices, chairs and other office equipment used exclusively by a CSRA Group Employee (as defined in the Employee Matters Agreement) (the “CSRA Personal Equipment”);

(ix)	all inventories, including products, goods, materials, parts, raw materials, work-in-process and supplies, relating primarily to, used primarily in, or arising primarily from, the CSRA Business;

(x)	all CSRA Contracts and any rights or claims arising thereunder;

(xi)
all licenses, permits, approvals and authorizations issued by any Governmental Entity (including any pending applications therefor), relating exclusively to, used exclusively in or arising exclusively from, the CSRA Business;

(xii)
all Information relating exclusively to, used exclusively in, or arising exclusively from, the CSRA Business (the “CSRA Information”); provided that regardless of whether Information is CSRA Information or CSC Information, if CSRA (or a CSRA Group Employee (as defined in the Employee Matters Agreement)) is in possession of such Information as of the Effective Time, CSRA shall retain such Information (subject to Section 8.3);

(xiii)	all deposits, prepaid expenses, letters of credit and performance and surety bonds relating primarily to, used primarily in, or arising primarily from, the CSRA Business;

(xiv)
subject to Section 10 (Insurance), any rights of any member of the CSRA Group under any Policies, including any rights thereunder arising after the Effective Time in respect of any Policies that are occurrence policies and all rights in the nature of insurance, indemnification or contribution; provided that ownership of the Company Policies shall remain with the CSC Group;

(xv)	all rights, title and interest in, and to the Restricted IP as defined in the IP Matters Agreement; and

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Exhibit 2.1

(xvi)
any claims, counterclaims, setoffs, rights of recoupment, equity rights or defenses, whether known or unknown, that CSC and/or any of its Subsidiaries may have with respect to any CSRA Assets and CSRA Liabilities.

Notwithstanding the foregoing, the CSRA Assets shall not include any Intellectual Property or other Assets that are expressly contemplated by any Ancillary Agreement (or the Schedules hereto or thereto) as Assets to be retained by or Transferred to any member of the CSC Group.

(x)	“CSRA Balance Sheet” shall mean the pro forma balance sheet of the CSRA Group, including the notes thereto, as of April 5, 2015, as filed with the Form 10 (as amended through August 17, 2015).

(y)
“CSRA Business” shall mean the (i) businesses of providing IT, mission, and operations-related services to Government Customers constituting the North American Public Sector segment (as such term is used in the Form 10 (as amended through August 17, 2015)) of CSC and its Subsidiaries (including the CSRA Group) prior to the Effective Time, except pursuant to those Contracts with U.S. state and local government agencies performed by the CSC Operating Group set forth on Schedule 1.1(y), and (ii) any and all businesses of the CSRA Group after the Effective Time (including any businesses acquired or established by or for CSRA or any of its Subsidiaries after the Effective Time).

(z)	“CSRA Common Stock” shall mean the common stock of CSRA, par value $0.01 per share.

(aa)
“CSRA Contracts” shall mean the following Contracts to which CSC or any of its Subsidiaries (including CSRA) (x) is a party as of the date hereof (or in the case of any Contract that has been fully performed, was a party prior to the date hereof), (y) becomes a party prior to the Effective Time or (z) becomes a party after the Effective Time in respect of quotations, proposals and bids that were pending as of the date hereof or by which it or any of its Subsidiaries or any of their respective Assets is bound as of the date hereof or becomes bound prior to the Effective Time:

(i)	any Contract entered into in the name of, or expressly on behalf of, CSRA or a member of the CSRA Operating Group;

(ii)
any Contract that relates exclusively to the CSRA Business, including (A) any Contract that has been fully performed, (B) and Contract that is no longer executory or otherwise remains in effect although is no longer active and (C) any Contract providing for the acquisition or disposition of a CSRA Entity or CSRA Assets;

(iii)
any Contract with a Government Customer entered into in connection with the CSRA Business, including those awarded after the Distribution Date and for which the quotation, proposal, or bid was pending as of the date hereof;

(iv)	any Contract or part thereof that is otherwise expressly contemplated pursuant to this Agreement or any of the Ancillary Agreements to be assigned to any member of the CSRA Group; and

(v)
any guarantee, indemnity, representation or warranty of or in favor of any member of the CSRA Group contained in a Contract that does not otherwise fall within clause (i) through (iv) of this paragraph (aa) and that is by its terms severable from such Contract without breach thereof.

8

Exhibit 2.1

(bb)	“CSRA Field” shall mean any licenses or sales (as applicable), directly or indirectly, to Government Customers, other than in the CSC State and Local Field.

(cc)	“CSRA Group” shall mean CSRA, the other CSRA Entities and each Entity that becomes a Subsidiary of CSRA after the Effective Time.

(dd)
“CSRA Indemnitees” shall mean each member of the CSRA Group and each of their respective Affiliates from and after the Effective Time and each member of the CSRA Group’s and such respective Affiliates’ respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

(ee)
“CSRA Liabilities” shall mean any and all Liabilities to the extent arising out of: (a) the operation or conduct of the CSRA Business, as conducted at any time prior to, at or after the Effective Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority) of the CSRA Group or that relates to the CSRA Business); (b) the operation or conduct of any business conducted by any member of the CSRA Group at any time after the Effective Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority) of the CSRA Group that relates to the CSRA Business); or (c) any CSRA Assets, whether arising prior to, at or after the Effective Time; and each of the following Liabilities (whether arising prior to, at or after the Effective Time):

(i)
any Liabilities reflected on the CSRA Balance Sheet or the accounting records supporting such balance sheet and any Liabilities incurred by or for CSRA or any member of the CSRA Group (other than Liabilities to CSC or any Affiliate of CSC other than ordinary course trade payables on arm’s-length terms) subsequent to the date of the CSRA Balance Sheet which, had they been so incurred on or before such date and owned as of such date, would have been reflected on the CSRA Balance Sheet if prepared on a consistent basis, subject to any dispositions of any of such Liabilities subsequent to the date of CSRA Balance Sheet;

(ii)	any Liabilities to the extent arising out of the CSRA Contracts;

(iii)	the CSRA Sharing Percentage of any Shared Contingent Liability;

(iv)
any Liabilities (without limitation) to the extent arising out of Actions or disputes related to the CSRA Business, other than the Actions or disputes set forth on Schedule 1.1(ee)(iv)(i) (which shall in no event be CSRA Liabilities) but including the Actions or disputes set forth on Schedule 1.1(ee)(iv)(ii);

(v)	any Liabilities assumed or retained by the CSRA Group pursuant to this Agreement or the Ancillary Agreements;

(vi)
any Liabilities to the extent arising out of any infringement by the CSRA Business of the Intellectual Property of any other Person or breach by the CSRA Business of any Contract relating to Intellectual Property;

9

Exhibit 2.1

(vii)
all Liabilities to the extent arising out of any (A) violation prior to the Effective Time of any Environmental Laws by the CSRA Group, or the conduct of the CSRA Business, (B) use, treatment, or disposal prior to the Effective Time of Materials of Environmental Concern by or on behalf of the CSRA Group, or in the conduct of the CSRA Business or (C) presence of Materials of Environmental Concern at, or release of Materials of Environmental Concern from, any CSRA Assets;

(viii)
for the avoidance of doubt, any Liabilities to the extent arising out of the operation or conduct of the CSRA Business by any Entity that is a CSC Entity under this Agreement but has conducted the CSRA Business at any time prior to the Effective Time, including ITS Medical Systems LLC; and

(ix)	Specified Shared Expenses to the extent provided in Section 6.3.
Notwithstanding the foregoing, the CSRA Liabilities shall not include any Liabilities that are (A) expressly contemplated by this Agreement or by any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be retained or assumed by any member of the CSC Group, including any Liabilities specified in the definition of CSC Liabilities, (B) expressly discharged pursuant to Section 7.1 of this Agreement or (C) Indebtedness (other than capital leases or under the Financing Agreements).

(ff)	“CSRA Operating Group” means the operating group (including all sectors, business units, and operations within such operating group) set forth on Schedule 1.1(ff).

(gg)	“CSRA Sharing Percentage” shall mean thirty-three and thirty-three hundredths percent (33.33%).

(hh)
“CSRA State and Local Field” shall mean any sales, directly or indirectly, to Government Customers, in the field of (i) state Medicaid management information system design, development, implementation, fiscal agency operations and legacy system maintenance, (ii) state health benefit exchange design, development, implementation and maintenance, (iii) state ‘high-performance computing’ research, development and deployment initiatives, (iv) U.S. Department of Defense-sponsored state and local initiatives for the benefit of military personnel and (v) the Specified Existing Programs in each case to the extent of Contracts relating to a Specified Existing Program at the Effective Time together with extensions and renewals thereof.

(ii)
“Discontinued Operation” shall mean any operating group, business unit, operation, division, Subsidiary, line of business or investment managed or operated by CSC or any of its Subsidiaries at any time prior to the Effective Time and sold, transferred or otherwise discontinued prior to the Effective Time.

(jj)	“Distribution Agent” shall mean Computershare Trust Company, NA.

(kk)	“Distribution Date” shall mean the date, as shall be determined by the Board, on which the Distribution occurs.

(ll)	“Effective Time” shall mean the time on the Distribution Date at which the Distribution occurs.

(mm)	“Employee Matters Agreement” shall mean the Employee Matters Agreement by and between CSC and CSRA dated as of the date hereof.

(nn)	“Entity” shall mean any corporation, partnership, limited liability company, joint venture or other entity which may legally hold title to Assets.

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Exhibit 2.1

(oo)	“Environmental Laws” shall mean all Laws relating to pollution, protection of the environment, or protection against harmful or deleterious substances.

(pp)	“Final Determination” shall have the meaning set forth in the Tax Matters Agreement.

(qq)	“Financing Agreements” shall mean the Revolving Credit Facility, the Term Loan Facilities and the MARPA Facility (as such terms are defined in the Form 10).

(rr)
“Force Majeure” shall mean, with respect to a Party, an event beyond the control of such Party (or any Person acting on its behalf), which by its nature could not have been foreseen by such Party (or such Person), or, if it could have been foreseen, was unavoidable, and includes acts of God, storms, floods, riots, labor unrest, pandemics, nuclear incidents, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) or armed hostilities or other national or international calamity or one or more acts of terrorism or failure of energy sources or distribution facilities.

(ss)
“Form 10” shall mean the registration statement on Form 10 (Registration No. 001-37494) filed by CSRA with the Commission under the Securities Exchange Act of 1934, as amended, in connection with the Distribution, including all exhibits thereto and any amendment or supplement thereto.

(tt)
“Government Customer” shall mean (i) any Governmental Entity in the Territory or any branch or location thereof located outside of the Territory and (ii) any Governmental Entity outside the Territory if and to the extent that CSRA provides Services pursuant to military sales to such Governmental Entity located outside the Territory that are sponsored or financed by a United States federal Governmental Entity.

(uu)
“Governmental Approvals” shall mean any notices or reports to be submitted to, or other registrations or filings to be made with, or any consents, approvals, licenses, permits or authorizations to be obtained from, any Governmental Entity.

(vv)
“Governmental Entity” shall mean any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission, department, board, bureau or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof.

(ww)	“Group” shall mean (i) with respect to CSC, the CSC Group and (ii) with respect to CSRA, the CSRA Group.

(xx)	“Income Taxes” shall have the meaning set forth in the Tax Matters Agreement.

(yy)
“Indebtedness” shall mean, with respect to any Person, (i) the principal value, prepayment and redemption premiums and penalties (if any), unpaid fees and other monetary obligations in respect of any indebtedness for borrowed money, whether short term or long term, including all obligations evidenced by bonds, debentures, notes, other debt securities or similar instruments, (ii) any indebtedness arising under any capital leases (excluding, for the avoidance of doubt, any real estate leases), whether short term or long term, (iii) all liabilities secured by any lien on any assets of such Person, (iv) all liabilities under any swap or hedging arrangement, (v) all interest bearing indebtedness for the deferred purchase price of property or services, (vi) all liabilities under any letters of credit, performance bonds, bankers acceptances or similar obligations, (vii) all interest, prepayment or breakage costs, fees and other expenses owed with respect to indebtedness

11

Exhibit 2.1

described in the foregoing clauses (i) through (vii), without duplication, all guarantees of indebtedness referred to in the foregoing clauses (i) through (vii).

(zz)
“Information” shall mean information and data in written, oral, electronic, computerized, digital or other tangible or intangible forms, stored in any media, including (i) books and records, whether accounting, legal or otherwise, ledgers, studies, reports, surveys, specifications, drawings, blueprints, diagrams, samples, flow charts, marketing plans, customer names and information, communications, correspondence, materials, product literature, files, documents, policies, procedures and manuals, research and analyses of any nature, including operational, technical or legal and (ii) financial and business information, including earnings reports and forecasts, macroeconomic reports and forecasts, all cost information, sales and pricing data, business plans, market evaluations, surveys and credit-related information.

([[)
“Information Statement” shall mean the Information Statement attached as an exhibit to the Form 10 to be sent to the Record Holders in connection with the Distribution, including any amendment or supplement thereto.

(aaa)
“Insurance Proceeds” shall mean those monies (i) received by an insured (or its successor-in-interest) from an insurance carrier or (ii) paid by an insurance carrier on behalf of an insured (or its successor-in-interest), in each case net of any applicable deductible or retention.

(bbb)
“Insured Claims” shall mean those Liabilities that, individually or in the aggregate, are covered within the terms and conditions of any of the Company Policies, whether or not subject to deductibles, co-insurance, uncollectability or retrospectively-rated premium adjustments, but only to the extent that such Liabilities are within applicable Company Policy limits, including aggregates.

(ccc)
“Intellectual Property” shall mean all worldwide intellectual property, proprietary and industrial property rights of any kind, including all (i) patents, patent applications, inventions and invention disclosures and utility models, (ii) Trademarks, (iii) copyrights and copyrightable subject matter, including software, code, algorithms, databases, compilations and documentation, (iv) technology, trade secrets, know-how, processes, formulae, models, methodologies, discoveries, ideas, concepts, techniques, designs, specifications, drawings, blueprints, diagrams, models and prototypes, (v) moral rights and rights of privacy and publicity, (vi) all registrations, applications, continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, renewals, extensions and foreign counterparts thereof and (vii) all rights and remedies against infringement, misappropriation, or other violation of the foregoing prior to the Effective Time.

(ddd)	“Internal Reorganization” shall mean the transactions described in Annex I.

(eee)	“IP Matters Agreement” shall mean the Intellectual Property Matters Agreement by and between CSC and CSRA dated as of the date hereof.

(fff)
“Law” shall mean any U.S. or non-U.S. federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, income tax treaty, order, requirement or rule of law (including common law) or other binding directives of any Governmental Entity.

(ggg)
“Liabilities” shall mean any and all Indebtedness, liabilities, costs, expenses, interest and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, reserved or unreserved, or determined or determinable, including those arising under any Law, claim, demand, Action, whether asserted

12

Exhibit 2.1

or unasserted, or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity and those arising under any Contract or any fines, damages or equitable relief which may be imposed and including all costs and expenses related thereto. Except as otherwise specifically set forth herein or in the Tax Matters Agreement, the rights and obligations of the Parties with respect to Taxes shall be governed by the Tax Matters Agreement and, therefore, the rights and obligations of the Parties relating to Taxes shall not be treated as Liabilities for purposes of this Agreement.

(hhh)
“LIBOR” shall mean the rate (as shown on the Reuters Screen LIBOR 01 Page (or on any successor or substitute page or Reuters, or any successor or substitute for Reuters, providing rate quotations comparable to those currently provided on such page of Reuters) at approximately 11:00 a.m., London time, of the applicable day, for dollar deposits with a six month maturity.

(iii)
“Loss” shall mean any and all damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, administrative penalties, interest, costs and expenses (including the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the reasonable costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), excluding (A) special, consequential, reputational, indirect or punitive damages (other than special, consequential, indirect, reputational and/or punitive damages awarded by a court of competent jurisdiction in connection with a Third Party Claim (and in such a case, only to the extent awarded in such Third Party Claim)) and (B) Liabilities or requirements related to Taxes.

(jjj)
“Materials of Environmental Concern” shall mean: any gasoline or petroleum (including crude oil or any fraction thereof) products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, molds, and radioactivity; any substance classified or regulated as hazardous or toxic (or words of similar meaning); and any other substances regulated pursuant to or that could give rise to liability under any applicable Environmental Law.

(kkk)	“Non-US Agency Agreement” shall mean the Non-US Agency Agreement by and between CSC and CSRA dated as of the date hereof.

(lll)	“NYSE” shall mean the New York Stock Exchange.

(mmm)	“NYSE Rules” shall mean the rules of the New York Stock Exchange.

(nnn)
“Person” shall mean any natural person, firm, individual, corporation, business trust, joint venture, association, company, limited liability company, partnership or other organization or entity, whether incorporated or unincorporated, or any Governmental Entity.

(ooo)
“Policies” shall mean insurance policies and insurance contracts of any kind (other than life and employee benefits policies or contracts), including primary, excess and umbrella policies, commercial general liability policies, fiduciary liability, automobile, aviation, property, workers’ compensation and employee dishonesty insurance policies and surety bonds, together with the rights, benefits and privileges thereunder.

(ppp)
“Qualifying Losses” shall mean the Losses arising from or relating to a claim (or series of related claims arising from the same set of facts or circumstances) in which the total amount of Losses are in excess of $10,000.

13

Exhibit 2.1

(qqq)	“Real Estate Matters Agreement” shall mean the Real Estate Matters Agreement by and between CSC and CSRA dated as of the date hereof.

(rrr)	“Record Date” shall mean the date, as determined by the Board, that is the record date for determining the holders of CSC Common Stock entitled to receive CSRA Common Stock in the Distribution.

(sss)	“Record Holders” shall mean holders of CSC Common Stock as of the close of business on the Record Date.

(ttt)	“Records” shall mean any Contracts, documents, books, records or files, whether in written, electronic, computerized, digital or other tangible or intangible forms or stored in any media.

(uuu)
“Shared Contingent Liabilities” shall mean the aggregate amount of all Qualifying Losses to the extent such amount is in excess of $1,000,000, which Qualifying Losses (x) are CSRA Liabilities arising out of the operation or conduct of the CSRA Business as conducted prior to the Effective Time and (y) arise from claims made after the Effective Time and prior to the second anniversary of the Distribution Date; provided that in no event shall a Shared Contingent Liability include any CSRA Liabilities to the extent arising out of a CSRA Contract (including breaches or liabilities resulting from failure to perform under such Contract).

(vvv)	“Sharing Percentage” shall mean (i) as to CSC, the CSC Sharing Percentage and (ii) as to CSRA, the CSRA Sharing Percentage.

(www)	“Special Dividend” shall have the meaning set forth in Annex I.

(xxx)
“Specified Existing Programs” shall mean the (i) the California state e-mail system, (ii) Maryland Elections Board system support and (iii) the Maryland Coordinated Highways Action Response Team (CHART) program.

(yyy)	“Specified Shared Expenses” shall mean any costs and expenses relating to the Shared Contingent Liabilities and shall be shared in the manner specified in Section 6.3.

(zzz)
“Subsidiary” shall mean with respect to any Person (i) a corporation, fifty percent (50%) or more of the voting or capital stock of which is, as of the time in question, directly or indirectly owned by such Person and (ii) any other Person in which such Person, directly or indirectly, owns fifty percent (50%) or more of the equity or economic interest thereof or has the power to elect or direct the election of fifty percent (50%) or more of the members of the governing body of such entity.

([[[)	“Tax” shall have the meaning set forth in the Tax Matters Agreement.

(aaaa)	“Tax Contest” shall have the meaning of the definition of “Audit” as set forth in the Tax Matters Agreement.

(bbbb)	“Tax Matters Agreement” shall mean the Tax Matters Agreement by and between CSC and CSRA dated as of the date hereof.

(cccc)	“Tax Return” shall have the meaning set forth in the Tax Matters Agreement.

(dddd)	“Territory” shall mean the United States of America.

14

Exhibit 2.1

(eeee)
“Trademarks” shall mean trademarks, service marks, corporate names, trade names, domain names, logos, slogans, designs, social media identifiers, trade dress and other designations of source or origin, together with the goodwill symbolized by any of the foregoing.

(ffff)
“Transfer” shall mean transfer, contribute, distribute, assign, and/or convey (and deliver, as applicable), or cause to be transferred, contributed, distributed, assigned, and/or conveyed (and delivered, as applicable).

(gggg)	“Transition Services Agreement” shall mean the Transition Services Agreement by and between CSC and CSRA dated as of the date hereof.

(hhhh)
“Transfer Instruments” shall mean, collectively, the various Contracts, resolutions and other documents heretofore entered into and to be entered into to effect the Transfer of Assets and the assumption of Liabilities in the manner contemplated by this Agreement, or otherwise relating to, arising out of or resulting from the transactions contemplated by this Agreement, in such form or forms as the applicable Parties thereto agree.

1.2	References; Interpretation
References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires, the words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, references in this Agreement to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Section or provision of this Agreement. The words “written request” when used in this Agreement shall include email. For the avoidance of doubt, a controlled Affiliate of a Party shall mean a Person controlled, directly or indirectly, by such Party but shall not include any other Person that controls or is under common control with such Party. In the event of any inconsistency or conflict which may arise in the application or interpretation of any of the definitions set forth in Section 1.1, for the purpose of determining what is and is not included in such definitions, any item explicitly included on a Schedule referred to in any such definition shall take priority over any provision of the text thereof.

2.	THE SEPARATION

2.1	General
Subject to the terms and conditions of this Agreement, the Parties shall use, and shall cause their respective Affiliates to use, their respective commercially reasonable efforts to consummate the transactions contemplated hereby, including the Internal Reorganization.

2.2	Restructuring; Transfer of Assets; Assumption of Liabilities

(a)	Internal Reorganization. Prior to the Effective Time, the Internal Reorganization shall be completed.

(b)
Transfer of Assets and Assumption of Liabilities. Pursuant to the Transfer Instruments (except as otherwise specifically set forth in any Ancillary Agreement), CSC shall, or shall cause the applicable members of the CSC Group to, Transfer to the applicable members of the CSRA Group all of their right, title and interest

15

Exhibit 2.1

in and to the CSRA Assets, and CSRA shall, or shall cause the applicable members of the CSRA Group to, assume all the CSRA Liabilities prior to the Effective Time. For the avoidance of doubt, CSRA and the CSRA Group shall not assume, and following the Effective Time CSC and the CSC Group shall be solely responsible for and shall retain, any CSC Liabilities.

(c)
Transfers and Assumptions Occurring After the Effective Time. Notwithstanding anything herein to the contrary, the Parties acknowledge that certain Transfers of Assets or assumption of Liabilities (as may be provided herein or under the Ancillary Agreements) shall occur after the Effective Time.

(d)
Consents. The Parties shall use their commercially reasonable efforts to obtain from any Governmental Entity or other third party any Governmental Approvals or Consents required to Transfer any of the CSRA Assets as contemplated by this Agreement or any Ancillary Agreement.

(e)
Costs and Expenses. Any costs and expenses incurred after the Effective Time and on or prior to the first anniversary of the Distribution Date to effect any Transfer of Assets or Assumption of Liabilities contemplated by this Agreement (including any out-of-pocket costs and expenses to obtain any required Consents) shall be borne by the Party on whose behalf the Transfer or Assumption is made, with any such costs and expenses incurred following such first anniversary to be the exclusive responsibility of the Party incurring such costs. Other than costs and expenses incurred and reimbursed in accordance with the foregoing, nothing in this Section 2.2 shall require any member of either Group to incur any material obligation or grant any material concession for the benefit of any member of the other Group in order to effect any such Transfer contemplated by this Section 2.2.

(f)
No Transfers in Violation of Law or Breach of Contract. Notwithstanding anything herein to the contrary, no Contract or other Asset shall be transferred if it would violate applicable Law or, in the case of any Contract, the rights of any third party to such Contract or the terms of such Contract.

2.3	Treatment of Shared Contracts
Without limiting the generality of the obligations set forth in Section 2.2:

(a)
Unless the Parties otherwise agree or the benefits of any Contract described in this Section are expressly conveyed to the applicable Party pursuant to an Ancillary Agreement, any Contract that is (1) a CSC Asset but inures in part to the benefit or burden of any member of the CSRA Group, or (2) a CSRA Asset but inures in part to the benefit or burden of any member of the CSC Group (each, a “Shared Contract”), shall be assigned in part to the applicable member(s) of the applicable Group, if so assignable, or appropriately amended prior to, on or after the Effective Time, so that each member of the CSRA Group or the CSC Group, as the case may be, shall be entitled to the rights and benefits, and shall assume the related portion of any Liabilities, inuring to the CSRA Business or the CSC Business, respectively; provided, however, that (x) in no event shall any member of any Group be required to assign (or amend) any Shared Contract in its entirety or to assign a portion of any Shared Contract which is not assignable (or cannot be amended) by its terms (including any terms imposing consents or conditions on an assignment where such consents or conditions have not been obtained or fulfilled) and (y) if any Shared Contract cannot be so partially assigned by its terms or otherwise, cannot be amended or has not for any other reason been assigned or amended, or if such assignment or amendment would impair the benefit the parties thereto derive from such Shared Contract, (A) at the reasonable request of the Party (or the member

16

Exhibit 2.1

of such Party’s Group) to which the benefit of such Shared Contract inures in part, the Party for which such Shared Contract is, as applicable, a CSC Asset or CSRA Asset shall, and shall cause each of its respective Subsidiaries to, for a period ending on the earlier of twelve (12) months after the Distribution Date and the end of the term of such Shared Contract (without any extensions or renewals), take such other reasonable and permissible actions to cause such member of the CSRA Group or the CSC Group, as the case may be, to receive the benefit of that portion of each Shared Contract that relates to the CSRA Business or the CSC Business, as the case may be (in each case, to the extent so related) as if such Shared Contract had been assigned to (or amended to allow) a member of the applicable Group pursuant to this Section 2.3 and to bear the burden of the corresponding Liabilities (including any Liabilities that may arise by reason of such arrangement) as if such Liabilities had been assumed by a member of the applicable Group pursuant to this Section 2.3 and (B) the Party to which the benefit of such Shared Contract inures in part shall use commercially reasonable efforts to enter into a separate contract pursuant to which it procures such rights and obligations as are necessary such that it no longer needs to avail itself of the arrangements provided pursuant to this Section 2.3(a); provided that, other than in the event of willful breach or misconduct, knowing violation of Law, fraud, willful misrepresentation, or gross negligence of the Party for which such Shared Contract is, as applicable, a CSC Asset or CSRA Asset, such Party, and such Party’s applicable Subsidiaries shall not be liable for any actions or omissions taken in accordance with clause (y) of this Section 2.3(a).

(b)
Each of CSC and CSRA shall, and shall cause the members of its Group to, (i) treat for all Income Tax purposes the portion of each Shared Contract inuring to the CSC Business or CSRA Business, as the case may be, as Assets owned by, and/or Liabilities of, as applicable, such Party as of the Effective Time and (ii) neither report nor take any Income Tax position (on a Tax Return or otherwise) inconsistent with such treatment (unless required by a change in applicable Tax Law or good faith resolution of a Tax Contest relating to Income Taxes).

2.4	Intercompany Accounts; Cash Management

(a)
Except as set forth in Section 7.1(b), all (i) intercompany receivables, payables and loans (other than receivables, payables and loans otherwise specifically provided for under this Agreement, under any Ancillary Agreement, and other than payables created or required hereby or by any Ancillary Agreement), if any, and (ii) intercompany balances, including in respect of any cash balances, any cash balances representing deposited checks or drafts or any cash held in any centralized cash management system between any member of the CSC Group, on the one hand, and any member of the CSRA Group, on the other hand, which exist and are reflected in the accounting records of the relevant Parties immediately prior to the Effective Time, shall be settled prior to the Distribution, provided that any such intercompany balances that represent ordinary course trade payables on arm’s-length terms shall be converted into an ordinary trade payable (which shall survive the Effective Time, notwithstanding anything herein (including Section 7.1) to the contrary) as of the Effective Time. Each of the Parties shall, and shall cause their respective Subsidiaries to, take all actions and do all things reasonably necessary on its part, or such Subsidiaries’ part, under applicable Law or contractual obligations to consummate and make effective the transactions contemplated by such agreement or agreements in respect of such settlements or capitalizations.

(b)
As between the Parties (and the members of their respective Group) all payments and reimbursements received after the Effective Time by one Party (or member of its Group) to the extent allocated to the other Party (or any member of its Group) pursuant hereto, shall be held by such Party in trust for the use and

17

Exhibit 2.1

benefit of the Party entitled thereto (at the expense of the Party entitled thereto) and, promptly upon receipt by such Party of any such payment or reimbursement, such Party shall pay or shall cause the applicable member of its Group to pay over to the Party entitled thereto the amount of such payment or reimbursement without right of set-off.

2.5	Transfers Not Effected at or Prior to the Effective Time; Transfers Deemed Effective as of the Effective Time

(a)
To the extent that any Transfers contemplated by this Section 2 shall not have been consummated at or prior to the Effective Time, the Parties shall use commercially reasonable efforts to effect such Transfers as promptly following the Effective Time as shall be practicable. Nothing herein shall be deemed to require the Transfer of any Assets or the Assumption of any Liabilities which by their terms or operation of Law cannot be Transferred; provided, however, that the Parties and their respective Subsidiaries shall cooperate and use commercially reasonable efforts to seek to obtain, in accordance with applicable Law, any necessary Consents or Governmental Approvals for the Transfer of all Assets and Assumption of all Liabilities to the fullest extent permitted by applicable Law contemplated to be Transferred and assumed pursuant to this Section 2. In the event that any such Transfer of Assets or Assumption of Liabilities has not been consummated, from and after the Effective Time (i) the Party retaining such Asset shall thereafter hold such Asset in trust for the use and benefit of the Party entitled thereto (at the expense of the Party entitled thereto) and (ii) the Party intended to assume such Liability shall, or shall cause the applicable member of its Group to, pay or reimburse the Party retaining such Liability for all amounts paid or incurred in connection with the retention of such Liability. In addition, the Party retaining such Asset or Liability shall, insofar as reasonably possible and to the extent permitted by applicable Law, treat such Asset or Liability in the ordinary course of business in accordance with past practice and take such other actions as may be reasonably requested by the Party to which such Asset is to be Transferred or by the Party Assuming such Liability in order to place such Party, including but not limited to entering subcontracts for the performance of Contracts that have not transferred, insofar as reasonably possible, in the same position as if such Asset or Liability had been Transferred or assumed as contemplated hereby and so that all the benefits and burdens relating to such Asset or Liability, including possession, use, risk of loss, potential for gain, and dominion, control and command over such Asset or Liability, are to inure from and after the Effective Time to the member or members of the CSC Group or the CSRA Group entitled to the receipt of such Asset or required to assume such Liability. In furtherance of the foregoing, the Parties agree that, as of the Effective Time, subject to Section 2.2(f), each Party shall be deemed to have acquired complete and sole beneficial ownership over all of the Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such Party is entitled to acquire or required to assume pursuant to the terms of this Agreement.

(b)
If and when the Consents, Governmental Approvals and/or conditions, the absence or non-satisfaction of which caused the deferral of Transfer of any Asset or deferral of the Assumption of any Liability, are obtained or satisfied, the Transfer, assignment, Assumption or novation of the applicable Asset or Liability shall be effected in accordance with and subject to the terms of this Agreement and/or the applicable Ancillary Agreement, and shall, to the extent possible without the imposition of any undue cost on any Party, be deemed to be effective as of the Effective Time.

(c)
Following the second anniversary of the Distribution Date, the Party retaining any Asset or Liability due to the deferral of the Transfer of such Asset or the deferral of the Assumption of such Liability shall not be

18

Exhibit 2.1

obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced, assumed, or agreed in advance to be reimbursed by the Party entitled to such Asset or the Person intended to be subject to such Liability, other than reasonable attorneys’ fees and recording or similar or other incidental fees, all of which shall be promptly reimbursed by the Party entitled to such Asset or the Person intended to be subject to such Liability.

(d)
After the Effective Time, each Party (or any member of its Group) may receive mail, packages and other communications properly belonging to another Party (or any member of its Group). Accordingly, at all times after the Effective Time, each Party is hereby authorized to receive and open all mail, packages and other communications received by such Party that belongs to such other Party, and to the extent that they do not relate to the business of the receiving Party, the receiving Party shall promptly deliver such mail, packages or other communications (or, in case the same also relates to the business of the receiving Party or another Party, copies thereof) to such other Party as provided for in Section 11.6. The provisions of this Section 2.5(d) are not intended to, and shall not, be deemed to constitute an authorization by any Party to permit the other to accept service of process on its behalf and no Party is or shall be deemed to be the agent of any other Party for service of process purposes.

(e)
With respect to any Assets that have not been Transferred or Liabilities that have not been assumed at or prior to the Effective Time, each of CSC and CSRA shall, and shall cause the members of its respective Group to, (i) treat for all Income Tax purposes (A) the deferred Assets as assets having been Transferred to and owned by the Party entitled to such Assets at the Effective Time and (B) the deferred Liabilities as liabilities having been assumed and owned by the Person intended to be subject to such Liabilities at the Effective Time and (ii) neither report nor take any Income Tax position (on a Tax Return or otherwise) inconsistent with such treatment (unless required by a change in applicable Tax Law or good faith resolution of a Tax Contest relating to Income Taxes).

2.6	Transfer Instruments
In connection with, and in furtherance of, the Transfers of Assets and the Assumptions of Liabilities contemplated by this Agreement, the Parties shall execute or cause to be executed, on or after the date hereof by the appropriate entities to the extent not executed prior to the date hereof, any Transfer Instruments necessary to evidence the valid Transfer to the applicable Party or member of such Party’s Group of all right, title and interest in and to its Assets and the valid and effective Assumption by the applicable Party of its assumed Liabilities for Transfers and Assumptions to be effected pursuant to New York Law or the Laws of one of the other states of the United States or the United States or, if not appropriate for a given Transfer or Assumption, and for Transfers or Assumptions to be effected pursuant to non-U.S. Laws, in such form as the Parties shall reasonably agree, including the Transfer of real property by mutually acceptable conveyance deeds as may be appropriate and in form and substance as may be required by the jurisdiction in which the real property is located. The Transfer of capital stock shall be effected by means of executed stock powers and notation on the stock record books of the corporation or other legal entities involved, or by such other means as may be required in any non-U.S. jurisdiction to Transfer title to stock and, only to the extent required by applicable Law, by notation on public registries.

2.7	Further Assurances; Ancillary Agreements

(a)
In addition to and without limiting the actions specifically provided for elsewhere in this Agreement, each of the Parties shall cooperate with each other and use (and shall cause its respective Subsidiaries and

19

Exhibit 2.1

Affiliates to use) commercially reasonable efforts prior to, at and after the Effective Time, to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things reasonably necessary on its part under applicable Law or contractual obligations to cause the conditions set forth in Section 4.4 (other than Sections 4.4(a) and 4.4(h)) to be satisfied and to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

(b)
Without limiting the foregoing, at and after the Effective Time, each Party shall cooperate with the other Party, and without any further consideration, at the cost and expense of the Party on whose behalf the request is made for the twelve (12)-month period following the Distribution Date and thereafter at the cost and expense of the requesting Party, from and after the Effective Time, to execute and deliver, or use commercially reasonable efforts to cause to be executed and delivered, all instruments, including instruments of Transfer or title, and to make all filings with, and to obtain all Consents and/or Governmental Approvals, any permit, license, Contract, indenture or other instrument (including any Consents or Governmental Approvals), and to take all such other actions as such Party may reasonably be requested to take by any other Party from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the Transfers of the applicable Assets and the assignment and Assumption of the applicable Liabilities and the other transactions contemplated hereby and thereby.

(c)
Without limiting the foregoing, in the event that any Party (or member of such Party’s Group) is delivered or receives any Assets to be transferred to the other Party pursuant to this Agreement or the Ancillary Agreements, such Party agrees to promptly return or cause the return of such Assets to the other Party (or member of such other Party’s Group as designated by such other Party) at such other Party’s expense.

(d)
At or prior to the Effective Time, each of CSC and CSRA shall enter into, and/or (where applicable) shall cause a member or members of their respective Group to enter into, the Ancillary Agreements and any other Contracts in respect of the Distribution reasonably necessary or appropriate in connection with the transactions contemplated hereby and thereby.

2.8	Transfer of Customer Contracts

(a)
Prior to the Effective Time, CSC shall have finalized a Change of Name agreement with the Defense Contract Management Agency (or other authorized representatives) in respect of all U.S. federal government prime contracts included in the CSRA Contracts and such other documents as may be required with respect to the transfer of such contracts in favor of CSRA, consistent with the requirements of the Federal Acquisition Regulation. Each Party shall use commercially reasonable efforts to take such action or actions as may be reasonably necessary or reasonably required in connection with the transfer and Change of Name agreement, including furnishing and executing any documents, agreements, materials or other information requested or required by any Governmental Entity in order to obtain such transfer or novation approval as expeditiously as practicable.

(b)
To the extent not obtained prior to the Effective Time, following the Effective Time, CSC and CSRA shall use commercially reasonable efforts to obtain, or to cause to be obtained, any Governmental Approval or other Consent required to novate, transfer or assign to the fullest extent permitted by applicable Law all rights and obligations under each customer Contract that is a CSRA Contract but under which a member of the CSC Group remains liable and obligated to perform pending such novation, transfer or assignment.

20

Exhibit 2.1

(c)
Until such time as such novation, transfer, change of name or assignment occurs or CSRA is authorized to perform as an agent or subcontractor of CSC Group, whichever shall first occur, such member of the CSC Group shall continue to be bound by such Contract and shall take all reasonable measures necessary to pay, perform and discharge fully all the obligations or other Liabilities under such Contract, including without limitation maintaining any security clearances required to be maintained pursuant to such Contract and (y) unless not permitted by Law and the terms of such Contract to perform any such Contract as an agent or subcontractor, CSRA shall, or shall cause a member of its Group to, as an agent or subcontractor for such member of the CSC Group, pay, perform and discharge fully all the obligations or other Liabilities of such member of the CSC Group under such Contract from and after the Effective Time.

(d)
Upon the commencement of performance of a CSRA Contract by CSRA (or another member of the CSRA Group), as agent or subcontractor of such member of the CSC Group, CSRA shall, to the extent reasonably necessary or advisable to pay, perform and discharge fully any Liabilities, or retain the benefits (including pursuant to Section 2.6) associated with such Contract or license, have the right to:

(i)	prepare, execute and submit invoices under such Contract in the name of the applicable member of the CSC Group;

(ii)	send correspondence and otherwise communicate with the customer relating to matters under such Contract or license in the name of the applicable member of the CSC Group;

(iii)	file Actions in the name of the applicable member of the CSC Group in connection with such Contract; and

(iv)	otherwise exercise all rights in respect of such Contract in the name of the applicable member of the CSC Group.

(e)
Upon novation, transfer, change of name or assignment of a CSRA Contract or the commencement of CSRA’s performance of such a Contract as an agent or subcontractor of CSC Group, whichever shall first occur, except with respect to matters that are the subject of Section 2.10, CSRA shall indemnify CSC and each member of the CSC Group and hold each of them harmless against any Liabilities (other than CSC Liabilities) arising in connection with any such Contract.

(f)
Pursuant to Section 2.4, CSC shall use commercially reasonable efforts to promptly pay and remit or cause to be promptly paid or remitted, to CSRA, all cash and other consideration received by it or any member of its Group in respect of such performance by CSRA (or another member of the CSRA Group).

(g)
If and when the Governmental Approval or Consent for the novation, transfer or assignment of such Contract is obtained, CSC (or the applicable member of the CSC Group) shall promptly Transfer or cause the Transfer of all rights, obligations and other Liabilities thereunder to CSRA or to another member of its Group without payment of any further consideration and CSRA, or another member of its Group, without the payment of any further consideration, shall assume such rights and Liabilities to the fullest extent permitted by applicable Law. CSC (or the applicable member of the CSC Group) shall provide reasonable cooperation to CSRA (or the applicable member of the CSRA Group) as reasonably requested and necessary to facilitate the performance by CSRA (or the applicable member of the CSRA Group) of any Contract performed or transferred under this Section 2.8, including without limitation transferring any data rights to which the customer is entitled under such Contracts.

21

Exhibit 2.1

2.9	Post-Closing Contracts
For up to twelve (12) months following the Effective Time, in connection with Contracts that would otherwise be entered into by CSRA following the Effective Time that (a) are the continuation, extension, renewal, option exercise, follow-on, or work related to CSRA Contracts pending novation, transfer or assignment pursuant to Section 2.8 or (b) result from quotations, proposals or bids for new opportunities, in each case to the extent relating to the CSRA Business, including such Contracts that are subject to security-related accreditation or facility security clearance requirements to be eligible to bid or perform such Contracts (such Contracts set forth in clauses (a) and (b), collectively, the “Post Closing Contracts”), CSC or the applicable member of the CSC Group shall be, or shall continue to be, the contracting party for such Contracts until such time when, after CSRA shall have obtained the necessary novations, accreditations, clearances or assignments to enter into such Contracts and submit such bids, such Contracts shall have been Transferred to CSRA (such time, the “Post Closing Contracts Transfer Time”). In furtherance of the foregoing, CSRA and CSC shall use commercially reasonable efforts to, as promptly as practicable following the Effective Time, (i) obtain such necessary clearances, (ii) effect the Transfer of any such Post Closing Contracts, including any Assets and Liabilities thereunder, to CSRA and (iii) procure the release of CSC from any obligations or Liabilities thereunder to the fullest extent permitted by applicable Law.

2.10	DCAA/DCMA

(a)
CSC and CSRA shall each use commercially reasonable efforts at CSRA’s cost and expense to reach a timely and reasonable settlement of CSC’s corporate office expense allocations, other indirect costs, Cost Accounting Standards violations, questioned costs, findings associated with the Statement of Condition and Recommendations (SOCARs) and expenses allocated to CSC Contracts or CSRA Contracts (collectively, “Indirect Rates”) for CSC’s open fiscal years from 2007 through the Distribution Date, which Indirect Rates have not been finally determined and settled prior to the Effective Time (the “Open Years”) with the Defense Contract Audit Agency, Defense Contract Management Agency, other Governmental Entities that may be conducting an audit or other authorized representatives of any such Governmental Entity (each, a “Audit Agency”). Subject to the provisions in subsection (c) of this Section 2.10, CSC shall be the party of record in settlement discussions with the applicable Audit Agency of Indirect Rates for Open Years; provided, however, that CSC will (i) not propose, agree or consent to, without CSRA’s prior written consent (not to be unreasonably withheld, delayed or conditioned), any determination, settlement or offer regarding such Indirect Rates; and (ii) promptly inform CSRA of the acceptance by the applicable Audit Agency of a final determination or settlement of Indirect Rates for Open Years previously agreed or consented to by CSRA. In connection with the settlement of Indirect Rates, each Party shall make available to the other Party all personnel and pertinent Information in such Party’s possession or under such Party’s control relating thereto as are reasonably required by the other Party.

(b)
If either Party becomes aware of a material development that would affect Indirect Rates, such Party shall, as soon as reasonably practicable thereafter, inform the other Party of the status of and developments relating to such matter. CSC shall be responsible for scheduling meetings with the applicable Audit Agency that concern Indirect Rates relating to CSC Contracts. CSRA shall be responsible for scheduling meetings with the applicable Audit Agency that concern Indirect Rates relating to CSRA Contracts. The Parties shall use commercially reasonable efforts to jointly determine the appropriate party that shall be responsible for scheduling meetings with the applicable Audit Agency that involve Indirect Rate issues applicable to both Parties, including company-wide fringe pools and corporate home office allocations. If the parties are

22

Exhibit 2.1

unable to jointly determine which Party shall be responsible for scheduling meetings involving Indirect Rate issues applicable to both Parties, CSC shall be responsible for scheduling such meetings. Prior to a Party scheduling any meeting with an Audit Agency regarding Indirect Rates for Open Years, each Party shall cause appropriate personnel from such Party to discuss the timing and agenda for such meeting, and each Party shall use commercially reasonable efforts to include personnel from the other Party; provided, however, that if the applicable Audit Agency objects to having the other Party present with respect to Indirect Rate issues that concern only the requesting Party’s contracts, the requesting Party shall not be obligated to include personnel of the other Party but the requesting Party shall inform the other excluded Party of the discussions that occurred promptly following any such meeting. Each Party shall bear its own internal costs and expenses in connection with any matters involving Indirect Rates (including, for the avoidance of doubt, of the costs of salaries and benefits of its personnel engaged with respect to such matters). Costs and expenses of external legal counsel and other third-party advisors engaged by CSC in connection with the settlement of Indirect Rates shall be borne by the Parties in accordance with their respective Sharing Percentages.

(c)
Upon settlement of Indirect Rates for Open Years, responsibility for the costs of any resulting credit or payment due to customers shall be borne by CSRA. If CSC makes any credit or payment to a customer that includes amounts payable by CSRA pursuant to this paragraph, CSC shall be entitled to reimbursement by CSRA promptly upon delivery to CSRA of evidence of such credit or payment.

(d)
If, after the Effective Date, DCAA, DCMA, or another U.S. Government audit agency, such as an agency Inspector General, initiates an audit of a Transferred Contract and the issue of the audit relates to work performed by the other Party prior to the Effective Date, the parties agree to cooperate, to the extent required, in responding to such audit, including using reasonable commercial efforts to make documents and employees available for preparation of the audit response. Each Party shall bear its own internal costs and expenses in connection with preparation of the audit response.

2.11	Guarantees; Letters of Credit

(a)
Except as otherwise specified in any Ancillary Agreement, at or prior to the Effective Time or as soon as practicable thereafter, each Party shall (with the reasonable cooperation of the applicable member of the other Party’s Group) use commercially reasonable efforts to have the applicable members of the other Party’s Group removed as guarantor of or obligor for any CSC or CSRA Liability (as applicable), including in respect of those guarantees and letters of credit set forth on Schedule 2.11(a), to the extent that they relate to CSC Liabilities or CSRA Liabilities (as applicable).

(b)
At or prior to the Effective Time, to the extent required to obtain a release from a guaranty (a “Guaranty Release”) of any member of the other Party’s Group, each Party shall, as applicable, execute a guaranty agreement substantially in the form of the existing guaranty or such other form as is agreed to by the relevant parties to such guaranty agreement, except to the extent that such existing guaranty contains representations, covenants or other terms or provisions either (A) with which such Party would be reasonably unable to comply or (B) which would be reasonably expected to be breached.

(c)
If either Party is unable to obtain, or to cause to be obtained, any such required removal as set forth in clauses (a) and (b) of this Section 2.11, (i) such Party shall indemnify and hold harmless the member of the other Party’s Group that is guarantor or obligor thereunder for any Loss arising from or relating thereto (in accordance with the provisions of Section 7) and shall or shall cause another member of the its Group,

23

Exhibit 2.1

as agent or subcontractor for such guarantor or obligor, to pay, perform and discharge fully all the obligations or other Liabilities of such member of the other Party’s Group; and (ii) such Party agrees not to renew or extend the term of, increase its obligations under, or Transfer to a third party, any loan, guarantee, lease, contract or other obligation for which any member of the other Party’s Group is or may be liable without the prior written consent of the other Party or such member of the other Party’s Group, unless all obligations of such member of the other Party’s Group with respect thereto are thereupon terminated by documentation reasonably satisfactory in form and substance to the other Party or such member of the other Party’s Group; provided, however, with respect to any CSRA Lease, in the event a Guaranty Release is not obtained and CSRA wishes to extend the term of such guaranteed lease, then CSRA shall have the option of extending the term if it provides such security to CSC as is reasonably satisfactory to the member of the CSC Group that is guarantor under such guaranteed lease.

2.12	Disclaimer of Representations and Warranties
EACH OF CSC (ON BEHALF OF ITSELF AND EACH MEMBER OF THE CSC GROUP) AND CSRA (ON BEHALF OF ITSELF AND EACH MEMBER OF THE CSRA GROUP) UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, IN ANY ANCILLARY AGREEMENT, NO PARTY TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT, ANY ANCILLARY AGREEMENTS OR OTHERWISE, IS REPRESENTING OR WARRANTING IN ANY WAY TO ANY PARTY HERETO AS TO THE ASSETS, BUSINESSES OR LIABILITIES CONTRIBUTED, TRANSFERRED OR ASSUMED AS CONTEMPLATED HEREBY OR THEREBY, AS TO ANY CONSENTS OR GOVERNMENTAL APPROVALS REQUIRED IN CONNECTION HEREWITH OR THEREWITH, AS TO THE VALUE OR FREEDOM FROM ANY SECURITY INTERESTS, RESTRICTIONS ON TRANSFER, ENCUMBRANCE OR LIEN, NON-INFRINGEMENT, OR ANY OTHER MATTER CONCERNING, ANY ASSETS OF SUCH PARTY, OR AS TO THE ABSENCE OF ANY DEFENSES OR RIGHT OF SETOFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY ACTION OR OTHER ASSET, INCLUDING ACCOUNTS RECEIVABLE, OF ANY PARTY, OR AS TO THE LEGAL SUFFICIENCY OF ANY CONTRIBUTION, ASSIGNMENT, DOCUMENT, CERTIFICATE OR INSTRUMENT DELIVERED HEREUNDER TO CONVEY TITLE TO ANY ASSET OR THING OF VALUE UPON THE EXECUTION, DELIVERY AND FILING HEREOF OR THEREOF. EXCEPT AS MAY EXPRESSLY BE SET FORTH HEREIN OR IN ANY ANCILLARY AGREEMENT, ALL SUCH ASSETS ARE BEING TRANSFERRED ON AN “AS IS, WHERE IS” BASIS (AND, IN THE CASE OF ANY REAL PROPERTY, BY MEANS OF A QUITCLAIM OR SIMILAR FORM DEED OR CONVEYANCE) AND THE RESPECTIVE TRANSFEREES SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT (a) ANY CONVEYANCE SHALL PROVE TO BE INSUFFICIENT TO VEST IN THE TRANSFEREE GOOD TITLE, FREE AND CLEAR OF ANY SECURITY INTEREST, RESTRICTIONS ON TRANSFER, ENCUMBRANCE OR LIEN AND (b) ANY NECESSARY CONSENTS OR GOVERNMENTAL APPROVALS ARE NOT OBTAINED OR THAT ANY REQUIREMENTS OF LAWS OR JUDGMENTS ARE NOT COMPLIED WITH.

3.	CERTAIN ACTIONS AT OR PRIOR TO THE DISTRIBUTION

3.1	Certificate of Incorporation; By-laws

24

Exhibit 2.1

Prior to the Distribution Date, CSRA shall take (or cause to be taken) all necessary actions to adopt a Certificate of Incorporation and By-laws substantially in the form filed by CSRA with the Commission as exhibits to the Form 10 (as amended through August 17, 2015), to be effective as of the Effective Time.

3.2	Directors

(c)
Prior to the Distribution Date, CSC shall take (or cause to be taken) all necessary actions to procure the resignations of the directors named on Schedule 3.2(a) and to fill such vacancies as promptly as possible after the Distribution Date.

(d)
Prior to the Distribution Date, CSC and CSRA shall take (or cause to be taken) all necessary action to cause the Board of Directors of CSRA to include, immediately prior to the Effective Time, the individuals identified in the Information Statement as director nominees of CSRA.

(e)
On or prior to the “listing date” of CSRA Common Stock (as such term is defined under the NYSE Rules), CSC and CSRA shall take (or cause to be taken) all necessary action to cause the Board of Directors of CSRA to include one independent director (as determined in accordance with the NYSE Rules).

3.3	Officers

(c)
On or prior to the Effective Time, CSC shall take all necessary actions, including procuring the resignations of certain of its officers, such that at the Effective Time its officers shall be the individuals named on Schedule 3.3(a).

(d)
On or prior to the Effective Time, CSC and CSRA shall take (or cause to be taken) all necessary action to cause the individuals identified as such in the Information Statement to be officers of CSRA as of the Effective Time.

3.4	Resignations and Removals

(f)
On or prior to the Effective Time or as soon thereafter as practicable, (i) CSC shall cause all its employees and any employees of its Subsidiaries (excluding any employees of any member of the CSRA Group) to resign or be removed, effective as of the Effective Time, from all positions as officers or directors of any member of the CSRA Group in which they serve, and (ii) CSRA shall cause all its employees and any employees of its Subsidiaries to resign, effective as of the Effective Time, from all positions as officers or directors of any members of the CSC Group in which they serve.

(g)
No Person shall be required by any Party to resign from any position or office with another Party if such Person is disclosed in the applicable Information Statement as the Person who is to hold such position or office following the applicable Distribution.

4.	THE DISTRIBUTION

4.1	Stock Distribution to CSC Stockholders
At the Effective Time, CSC shall cause the Distribution Agent to distribute all of the outstanding shares of CSRA Common Stock then owned by CSC to the Record Holders, and to credit the appropriate number of such shares of CSRA Common Stock to book entry accounts for each such Record Holder or designated

25

Exhibit 2.1

transferee or transferees of such Record Holder. Each Record Holder (or such holder’s designated transferee or transferees) shall be entitled to receive in the Distribution one (1) share of CSRA Common Stock for every one (1) share of CSC Common Stock held by such stockholder; provided that notwithstanding anything herein to the contrary, CSC shall not distribute any fractional shares of CSRA Common Stock and instead, the Distribution Agent will aggregate fractional shares to which Record Holders would otherwise be entitled into whole shares, sell the whole shares in the open market at prevailing market prices and distribute the aggregate net cash proceeds from the sales pro rata to each Record Holder who would otherwise have been entitled to receive a fractional share in the Distribution.

4.2	Actions in Connection with the Distribution

(e)
Prior to the Distribution Date, CSRA shall file such amendments and supplements to its Form 10 as CSC may reasonably request, and such amendments as may be necessary in order to cause the same to become and remain effective as required by Law, including filing such amendments and supplements to its Form 10 as may be required by the Commission or federal, state or foreign securities Laws. CSRA shall mail to the holders of CSC Common Stock, at such time on or prior to the Distribution Date as CSC shall determine, the Information Statement included in its Form 10, as well as any other information concerning CSRA, its business, operations and management, the transaction contemplated herein and such other matters as CSC shall reasonably determine are necessary and as may be required by Law. Promptly after receiving a request from CSC, to the extent requested, CSRA shall prepare and, in accordance with applicable Law, file with the Commission any such documentation that CSC reasonably determines is necessary or desirable to effectuate the Distribution, and CSC and CSRA shall each use commercially reasonable efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

(f)
CSRA shall use commercially reasonable efforts in preparing, filing with the Commission and causing to become effective, as soon as reasonably practicable (but in any case prior to the Effective Time), an effective registration statement or amendments thereof which are required in connection with the establishment of, or amendments to, any employee benefit plans of CSRA.

(g)
To the extent not already approved and effective, CSRA shall use commercially reasonable efforts to have approved and made effective, the application for the original listing on the NYSE of the CSRA Common Stock to be distributed in the Distribution, subject to official notice of issuance.

(h)
CSC shall promptly send to each Record Holder a statement concerning information regarding the allocation of tax basis between the CSC Common Stock and CSRA Common Stock held by such stockholder or otherwise satisfy any requirement to so send by instead posting such information on its website in accordance with, and for the time required by, applicable Law.

4.3	Sole Discretion of the Board of CSC
The Board, in its sole and absolute discretion, shall determine the Distribution Date and the Effective Time of the Distribution and the timing of the consummation thereof. In addition, the Board may, at any time and from time to time until the completion of the Distribution, decide to abandon the Distribution.

4.4	Conditions to Distribution

26

Exhibit 2.1

Subject to Section 4.3, the following are conditions to the consummation of the Distribution. These conditions are for the sole benefit of CSC and shall not give rise to or create any duty on the part of CSC or the Board to waive or not waive any such condition.

(a)
The Board shall have, in its sole discretion, authorized and approved the Internal Reorganization and the Distribution and not withdrawn such authorization and approval, and shall have declared the distribution of CSRA Common Stock to CSC stockholders;

(b)	Each Ancillary Agreement shall have been executed by each party thereto;

(c)
The Form 10 shall have been declared effective by the Commission, no stop order suspending the effectiveness thereof shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission;

(d)	The CSRA Common Stock to be delivered in the Distribution shall have been approved for listing on the NYSE, subject to official notice of issuance;

(e)
On or prior to the Distribution Date, CSC shall have received a written opinion from Skadden, Arps, Slate, Meagher & Flom LLP, its tax counsel, in form and substance satisfactory to CSC (in its sole discretion) (the “Tax Opinion”), which shall remain in full force and effect, that, subject to the accuracy and completeness of the representations, warranties and covenants set forth in the representation letters from CSC and CSRA accompanying such opinion, (i) the Internal Reorganization, taken together with the Distribution, should qualify as a reorganization within the meaning of Section 368(a)(1)(D) of the Code, (ii) CSC should recognize no gain or loss under Section 361(c) of the Code upon the Distribution and (iii) CSC’s stockholders should recognize no gain or loss under Section 355(a) of the Code upon the receipt of CSRA Stock in the Distribution;

(f)	The Internal Reorganization shall have been completed;

(g)
No order, injunction or decree issued by any Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of all or any portion of the Distribution shall be in effect, and no other event outside the control of CSC shall have occurred or failed to occur that prevents the consummation of all or any portion of the Distribution;

(h)
No other events or developments shall have occurred prior to the Effective Time that, in the judgment of the Board, would result in the Distribution having a material adverse effect on CSC or its stockholders;

(i)	The Information Statement shall have been mailed to the holders of CSC Common Stock as of the Record Date;

(j)	The actions and events set forth in Section 3.2(b) and Section 3.2(c) shall have occurred;

(k)
Prior to the Effective Time, the Board shall have obtained written opinions from a nationally recognized valuation firm, in form and substance satisfactory to CSC, with respect to the capital adequacy and solvency of each of CSC and CSRA after giving pro forma effect to the Distribution and the Special Dividend; and

27

Exhibit 2.1

(l)
Any material Governmental Approvals and other Consents necessary to consummate the Distribution or any portion thereof shall have been obtained and be in full force and effect, including, for the avoidance of doubt, the Governmental Approvals and Consents contemplated by Sections 2.8 and 2.9.

5.	CERTAIN COVENANTS

5.1	Cash Dividend to CSC Stockholders
Immediately after the Distribution, the Special Dividend shall be paid either by CSRA or CSC or in part by both in each case as determined by CSC in its sole discretion.

5.2	Access to Personnel and Cooperation

(h)
Each employee of a Party (or a member of such Party’s Group) shall be entitled to communicate with employees of the other Party (or a member of such Party’s Group), subject to compliance with the other provisions this Agreement (including Section 8.5 (Confidentiality)) and the Ancillary Agreements.

(i)
From and after the Effective Time and subject to compliance with the other provisions this Agreement (including Section 8.5 (Confidentiality)) and the Ancillary Agreements, each Party shall, and shall cause each member of its Group and its employees to:

(i)
provide reasonable cooperation and assistance to the other Party and its employees for any matter reasonably requested in connection with the separation of the CSRA Business and the CSC Business and the completion of the transactions contemplated herein and in each Ancillary Agreement,

(ii)
transfer such knowledge regarding the other Party’s Business (or CSC’s historical business) that is known by the first Party’s employees, at the reasonable request of the other Party or any of its employees;

(iii)	reasonably assist the other Party in the orderly and efficient transition in becoming a separate company;

(iv)	reasonably assist the other Party in connection with requests for information from, audits or other examinations of, such other Party by a Governmental Entity; and

(v)
reasonably assist the other Party in connection with requests for information with respect to conduct prior to the Effective Time by any employee of such other Party insofar as such conduct was the subject of any reported concern, inquiry or investigation relating to non-compliance with any policy governing standards of ethical conduct, subject to appropriate restrictions for classified Information, Privileged information and Confidential Information; provided, however, that no Party shall be required to provide to the other Party any such information (A) that is not permitted to be disclosed under applicable Law, or (B) the unauthorized use or disclosure of which could adversely affect such Party.

(j)
In each case in subsection (a) and (b) above, except as may otherwise be agreed to by the Parties in writing, there shall be no cost to the Party requesting such assistance other than for the actual out-of-pocket costs incurred by the Party (and its employees) providing such assistance; provided that if an employee is requested

28

Exhibit 2.1

to provide deliverables or dedicate time to a project, the Parties agree that such services shall be provided pursuant to the Transition Services Agreement.

(k)
In furtherance of, and without limiting, the foregoing, each Party shall make reasonably available to the other Party those employees with particular knowledge of any function or service of which the other Party was not allocated such employees, agents or consultants with particular knowledge in connection with the transactions contemplated herein and in each Ancillary Agreement.

5.3	Periodic Meetings
Unless otherwise agreed to by the Parties, at least once during each fiscal quarter during the twelve (12) month period following the Distribution Date, the Parties shall hold a meeting for the purpose of sharing Information related to this Agreement, any Shared Contingent Liabilities or the preparation of any Party’s financial statements. Each Party shall designate between one (1) and three (3) persons as its standing representatives for such meetings. The Managing Party shall be responsible for scheduling such meeting at reasonably consistent and convenient times and on no less than thirty (30) days’ notice. The Parties’ standing representatives and others may participate in such meetings in person or other medium by which all participants may hear each other.

5.4	SEC Settlement Agreement
CSRA shall, and shall cause each member of the CSRA Group to, (i) abide by the obligations of CSC under the Commission’s order dated as of June 5, 2015 relating to the internal accounting and auditing practices of CSC (or under any amendment thereto or such other agreement that CSC or CSRA may enter into with the Commission regarding such matters) and (ii) cooperate fully, as necessary, with CSC and the qualified independent ethics and compliance consultant engaged by CSC pursuant to such order.

5.5	Non-competition

(h)
Except as provided in Section 5.5(b), during the period beginning on the Distribution Date and ending on the second anniversary of the Distribution Date, neither CSRA nor any of its controlled Affiliates will own, manage, operate, control or participate in the ownership, management, operation or control of any company engaged in the CSC State and Local Field in the Territory.

(i)	Nothing contained in this Section 5.5 shall prohibit CSRA or its controlled Affiliates from:

(i)
acquiring or holding shares of capital stock or a partnership or other equity interest in any Person that engages in the CSC State and Local Field in the Territory, where such shares or interest represent no more than ten percent (10%) of the outstanding voting power in such Person; provided, however, that in any such case, such shares or interests are purchased and/or held solely for investment purposes and CSRA or its Affiliates are not in control of such Person;

(ii)
acquiring (whether by merger, consolidation, stock or asset purchase or other similar transaction) all or substantially all of the business of any Person twenty percent (20%) or less of whose revenues is derived from the CSC State and Local Field within the Territory; provided, however, that, (A) within six (6) months after its acquisition, CSRA or its Affiliates shall use all commercially reasonable efforts to sell the portion of the business of such Person which is then operating in the CSC State and Local Field within the Territory, and (B) with respect to such portion, CSC shall be

29

Exhibit 2.1

given a first right of refusal to purchase such portion on the same terms and conditions as offered by CSRA or its controlled Affiliates to any prospective purchaser;

(iii)	marketing or selling its own products or services that are not in the CSC State and Local Field within the Territory; or

(iv)	owning, managing, operating or controlling SRA Companies, Inc. or any of its existing Subsidiaries, in each case in substantially the same manner as conducted on the date hereof.

(j)
Except as provided in Section 5.5(d), during the period beginning on the Distribution Date and ending on the second anniversary of the Distribution Date, neither CSC nor any of its controlled Affiliates will own, manage, operate, control or participate in the ownership, management, operation or control of any company engaged in the CSRA Field in the Territory.

(k)	Nothing contained in this Section 5.5 shall prohibit CSC or its controlled Affiliates from:

(xii)
acquiring or holding shares of capital stock or a partnership or other equity interest in any Person that engages in the CSRA Field in the Territory, where such shares or interest represent no more than ten percent (10%) of the outstanding voting power in such Person; provided, however, that in any such case, such shares or interests are purchased and/or held solely for investment purposes and CSC or its Affiliates are not in control of such Person;

(xiii)
acquiring (whether by merger, consolidation, stock or asset purchase or other similar transaction) all or substantially all of the business of any Person twenty percent (20%) or less of whose revenues is derived from the CSRA Field within the Territory; provided, however, that, (A) within six (6) months after its acquisition, CSC or its Affiliates shall use all commercially reasonable efforts to sell the portion of the business of such Person which is then operating in the CSRA Field within the Territory, and (B) with respect to such portion, CSRA shall be given a first right of refusal to purchase such portion on the same terms and conditions as offered by CSC or its controlled Affiliates to any prospective purchaser; or

(xiv)	marketing or selling its own products or services that are not in the CSRA Field within the Territory.

5.6	Tax Matters

(a)	CSC and CSRA shall, and shall cause their respective Subsidiaries to, use their reasonable best efforts to seek, as promptly as practical, the Tax Opinion.

(b)
Prior to the Distribution Date, CSC and CSRA shall, and shall cause their respective Subsidiaries to, terminate any tax sharing, indemnity, allocation or similar agreement primarily related to Taxes (other than the Tax Matters Agreement) between CSC and any of its Subsidiaries on the one hand and CSRA and its Subsidiaries on the other hand such that no party to any such agreement shall have any obligations or rights thereunder after the Distribution Date (other than the Tax Matters Agreement).

6.	SHARED CONTINGENT LIABILITIES

6.1	Shared Contingent Liabilities

30

Exhibit 2.1

From and after the Effective Time, except as otherwise expressly set forth in this Section 6 or the Tax Matters Agreement (with respect to Taxes) and without limiting the indemnification provisions of Section 7, CSC and CSRA shall each be responsible for (a) its Sharing Percentage of any Shared Contingent Liabilities pursuant to and in accordance with the relevant provisions of Section 7 and, without duplication, (b) its Sharing Percentage of any Specified Shared Expenses related to or arising out of any Shared Contingent Liability. Any amounts owed in respect of any Shared Contingent Liabilities other than Specified Shared Expenses (which are addressed pursuant to Section 5.2) shall be remitted promptly after the Party entitled to such amount provides an invoice (including reasonable supporting Information with respect thereto and a calculation of the amounts owed by each Party based on such Party’s Sharing Percentage) to the Party owing such amount and such costs and expenses shall be included in the calculation of the amount of the applicable Shared Contingent Liability in determining the reimbursement obligations of the other Party with respect thereto; provided, however, that if so directed by the Party providing the invoice, in lieu of remitting amounts directly to the Party providing the invoice, the owing Party shall remit the owed amount directly to the appropriate third party or parties or to an account established by the invoicing Party for the benefit of the Parties, in which case each Party shall contribute its Sharing Percentage of such amount to such account for the benefit of the Parties. It shall not be a defense to any obligation by any Party to pay any amounts, whether pursuant to this Section 6 or in respect of Losses pursuant to Section 7, in respect of any Shared Contingent Liability that (i) such Party was not consulted in the defense or management thereof, (ii) that such Party’s views or opinions as to the conduct of such defense were not accepted or adopted, (iii) that such Party does not approve of the quality or manner of the defense thereof or (iv) that such Shared Contingent Liability was incurred by reason of a settlement rather than by a judgment or other determination of Liability (even if, subject in each case to Section 6.2(g), such settlement was effected without the consent or over the objection of such Party); provided that the foregoing is not meant to not limit the Managing Party’s obligation to keep the other Party informed pursuant to Section 6.2(c). Notwithstanding the foregoing, no Party shall be required to pay its share of any final settlement in connection with any Shared Contingent Liability unless the final settlement agreement in connection therewith shall provide for a full and unconditional release of such Party.

6.2	Management of Shared Contingent Liabilities

(m)
“Managing Party” with respect to the Shared Contingent Liabilities shall mean CSC; provided, however, that CSRA may become the Managing Party with respect to any Shared Contingent Liability upon the prior written agreement of the Parties.

(n)
Except as provided in the Tax Matters Agreement (with respect to management of Tax Contests), the Managing Party shall, on behalf of itself and the other Party, have sole and exclusive authority to, and shall actively and diligently, commence, prosecute, manage, control, conduct or defend (or assume or conduct the defense of) or otherwise determine all matters whatsoever (including, as applicable, litigation strategy and choice of legal counsel or other professionals) with respect to any Shared Contingent Liability. The Managing Party shall promptly notify the other Party in the event that it receives notice of any Shared Contingent Liability including any claim or demand relating thereto; provided that the failure to provide such notice shall not give rise to any rights on the part of the other Party against the Managing Party or affect any other provision of this Section 6.2, except to the extent the other Party is actually and materially prejudiced thereby. No Party other than the Managing Party shall consent to the entry of any judgment or enter into any settlement with respect to any Shared Contingent Liability without the prior written consent of the Managing Party. For the avoidance of doubt, any settlement by the Managing Party shall be subject to Section 6.2(g).

31

Exhibit 2.1

(o)
The Managing Party shall on a quarterly basis, or if a material development occurs as soon as reasonably practicable thereafter, inform the other Party of the status of and developments relating to any matter involving a Shared Contingent Liability and provide copies of any material document, notices or other materials related to such matters; provided that the failure to provide any such information shall not be a basis for liability of the Managing Party except and solely to the extent the receiving Party shall have been actually prejudiced thereby. Each Party shall cooperate fully with the Managing Party in its management of any of such Shared Contingent Liability and shall take such actions in connection therewith that the Managing Party reasonably requests (including providing access to such Party’s Records and other Information and employees as set forth in Section 6.3).

(p)
In the event of any dispute as to whether any Liability is a Shared Contingent Liability, the Managing Party may, but shall not be obligated to, commence prosecution, other assertion or defense of such claim or right pending resolution of such dispute. In the event that the Managing Party commences any such prosecution, assertion or defense and, upon resolution of the dispute (pursuant to Section 9 or otherwise), it is determined that such Liability is not a Shared Contingent Liability, as the case may be, and that such Asset or Liability belongs to the other Party, pursuant to the provisions of this Agreement or any Ancillary Agreement, the Managing Party shall cease the prosecution, assertion or defense of such right or claim and the control thereof shall be transferred to the other Party. In such event, the other Party shall promptly reimburse the Managing Party for all out-of pocket costs and expenses incurred to such date in connection with the prosecution, assertion or defense of such claim or right (which shall not include the costs of salaries and benefits of employees of the Managing Party or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service with respect to the foregoing).

(q)
Until and unless the Managing Party assumes responsibility for defending a Shared Contingent Liability, such other Party against which a Third Party Claim may be brought may defend such Third Party Claim, with its costs and expenses to be borne by the Parties in accordance with their Sharing Percentages. If the other Party is conducting the defense of any such Shared Contingent Liability, the Managing Party shall cooperate with such other Party in such defense and make available to such other Party all witnesses, pertinent Information, and material in the Managing Party’s possession or under such Managing Party’s control relating thereto as are reasonably required by such other Party (with the costs of the foregoing to be borne by the Parties in accordance with their Sharing Percentages).

(r)
Unless the Managing Party has failed to assume the defense of a Shared Contingent Liability in accordance with the terms of this Agreement, the other Party may not settle or compromise any Shared Contingent Liability without the prior written consent of the Managing Party, which consent shall not be unreasonably withheld or delayed.

(s)
In the case of any Shared Contingent Liability, the Managing Party shall not consent to entry of any judgment or enter into any settlement of the Shared Contingent Liability without the prior written consent of the other Party (not to be unreasonably withheld or delayed) if the effect thereof is to permit any injunction, declaratory judgment or other nonmonetary relief, to be entered, directly or indirectly, against the other Party.

6.3	Access to Information and Employees by the Managing Party

(e)
Unless otherwise prohibited by Law, in connection with the management and disposition of any Shared Contingent Liability, the other Party shall make readily available to and afford to the Managing Party and

32

Exhibit 2.1

its authorized accountants, counsel and other designated representatives reasonable access, subject to appropriate restrictions for classified Information, Confidential Information or Privileged Information, to the employees, properties, Records and other Information of such Party and the members of such Party’s Group insofar as such access relates to the relevant Shared Contingent Liability; it being understood by the Parties that such access as well as any services provided pursuant to Section 6.3(b) may require a significant time commitment on the part of such Party’s employees and that any such commitment shall not otherwise limit any of the rights or obligations set forth in this Section 6; it also being understood that such access and such services provided shall not unreasonably interfere with any of such Party’s employees’ normal functions. Nothing in this Section 6.2(a) shall require any Party to violate any agreement with any third party regarding the confidentiality of confidential and proprietary information relating to that third party or its business; provided, however, that in the event that a Party is required to disclose any such Information, such Party shall use commercially reasonable efforts to seek to obtain such third party’s written consent to the disclosure of such Information.

(f)
Certain Services. Each of CSC and CSRA shall make available to the other, upon reasonable written request, its and its Subsidiaries’ officers, directors, employees, counsel and agents to assist in the management (including, if applicable, as witnesses in any Action) of any Shared Contingent Liability to the extent that such Persons may reasonably be required in connection with the prosecution, defense or day-to-day management of any Shared Contingent Liability.

(g)
Costs and Expenses Relating to Access by the Managing Party. Except as otherwise provided in any Ancillary Agreement, the provision of access and other services pursuant to this Section 6.2 (including by the Managing Party) shall be borne by the Party providing such access and services (other than for actual out-of-pocket costs and expenses, which shall constitute Specified Shared Expenses) and shall be shared by the Parties accordingly.

(h)
Other Specified Shared Expenses. Each Party shall be entitled, upon presentation of reasonable supporting documentation thereof, to reimbursement by the other Party of any out-of-pocket costs and expenses in excess of such first Party’s Sharing Percentage of the aggregate combined out-of-pocket costs and expense of both Parties related to or arising out of defending, managing or providing assistance in managing any such Shared Contingent Liability on a quarterly basis, in advance of a final determination or resolution of any Action related to a Shared Contingent Liability. Specified Shared Expenses in respect of Shared Contingent Liabilities shall also include any amounts with respect to a bond, prepayment or similar security or obligation required (or determined to be advisable by the Managing Party) to be posted by the Managing Party in respect of any claim. In order to determine if a Party is owed any reimbursement pursuant to the foregoing, each Party shall provide the other Party on a quarterly basis its total out-of-pocket costs and expenses related to or arising out of defending, managing or providing assistance in managing any such Shared Contingent Liability. In addition, each Party shall, in connection with each invoice, provide a quarterly estimated budget (for informational and planning purposes only) to the other Party of Specified Shared Expenses for the following quarter.

6.4	Notice Relating to Shared Contingent Liabilities; Disputes

(l)
In the event that any Party or any member of such Party’s Group or any of their respective Affiliates, becomes aware of (i) any Liability that may be Shared Contingent Liability, (ii) any matter or occurrence that has given or could give rise to a Shared Contingent Liability or (iii) any matter that is material and is reasonably relevant to the Managing Party’s ongoing or future management, prosecution, defense and/or

33

Exhibit 2.1

administration of any Shared Contingent Liability, such Party shall promptly (but in any event within thirty (30) days of becoming aware, unless, by its nature the subject matter of such notice would require earlier notice) notify the other Party of any such matter (setting forth in reasonable detail the subject matter thereof); provided, however, that no Party shall be liable for the failure to provide such notice except and solely to the extent the other Party shall have been actually and materially prejudiced as a result of such failure.

(m)
In the event that any Party disagrees whether a claim, obligation or Liability is a Shared Contingent Liability or whether such claim, obligation or Liability is a Liability allocated to one of the Parties pursuant to this Agreement or any Ancillary Agreement, then such matter shall be resolved pursuant to and in accordance with the dispute resolution provisions set forth in Section 9.

6.5	Cooperation with Governmental Entity
If, in connection with any Shared Contingent Liability, a Party is required by Law to respond to and/or cooperate with a Governmental Entity, such Party shall be entitled to cooperate and respond to such Governmental Entity after, to the extent practicable under the specific circumstances, consultation with the Managing Party with respect to such Shared Contingent Liability; provided that to the extent such consultation was not practicable such Party shall promptly inform the Managing Party of such cooperation and/or response to the Governmental Entity and the subject matter thereof. In the event that any Party is requested or required by any Governmental Entity in connection with any Shared Contingent Liability pursuant to written or oral question or request for Information or documents in any legal or administrative proceeding, review, interrogatory, subpoena, investigation, demand, or similar process, such Party shall notify the Managing Party promptly of the request or requirement and such Party’s response thereto, and shall use commercially reasonable efforts to consult with the Managing Party with respect to the nature of such Party’s response to the extent practicable and not in violation of any attorney-client Privilege or legal process.

6.6	Default
In the event that a Party defaults in any full or partial payment in respect of any Shared Contingent Liability (as provided in this Section 6 and in Section 7), including the payment of the costs and expenses of the Managing Party, then the non-defaulting Party shall be required to pay the amount in default; provided, however, that any such payment by a non-defaulting Party shall in no way release the defaulting Party from its obligations to pay its obligations in respect of such Shared Contingent Liability (both for past and future obligations) and the non-defaulting Party may exercise any available legal remedies available against such defaulting Party.

6.7	Change of Control

(d)
Notwithstanding anything herein to the contrary, in the event that there is a public announcement of a Change of Control of CSRA, the obligation of CSC to pay the CSC Sharing Percentage of any Shared Contingent Liability shall terminate and be of no further force and effect, with CSRA to be fully responsible for any Shared Contingent Liability, unless such announced transaction is terminated, in which case such obligation shall be fully reinstated.

(e)
Notwithstanding anything herein to the contrary, in the event that CSRA sells, transfers or assigns (or announces the sale, transfer or assignment of) any business, division or other asset out of which a Shared

34

Exhibit 2.1

Contingent Liability arose, the obligation of CSC to pay the CSC Sharing Percentage of such Shared Contingent Liability shall terminate and be of no further force and effect, with CSRA (and/or the acquirer of such business, division or asset) to be fully responsible for such Shared Contingent Liability (unless, if announced, such transaction is terminated, in which case such obligation shall be fully reinstated).

(f)	For purposes of this Agreement a “Change of Control” shall mean, with respect to CSRA, the occurrence of any one of the following after the Effective Time:

(v)
the direct or indirect Transfer, in one or a series of related transactions, of all or substantially all of the properties or assets of Computer Science GS, and the other members of CSRA’s Group, taken as a whole, to one or more Persons, other than to CSRA or one of CSRA Group’s Subsidiaries;

(vi)
the first day on which the board of directors of CSRA is not composed of a majority of directors who (A) were a member of CSRA’s board of directors immediately following the Effective Time; or (B) were nominated for election, elected or appointed to CSRA’s board of directors with the approval of a majority of directors described in clause (A) or this clause (B) who were members of CSRA’s board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval by such directors of the proxy statement of CSRA in which such member was named as a nominee for election as a director);

(vii)
the consummation of any transaction, including any merger, amalgamation, arrangement or consolidation, the result of which is that any Person becomes the beneficial owner, directly or indirectly, of more than fifty (50%) of the voting interests of CSRA; provided that a transaction described in this clause (iii) shall not be deemed to involve a Change of Control if (A) CSRA becomes a direct or indirect wholly-owned subsidiary of a holding company (which shall include a parent company) and (B) the direct or indirect holders of the voting interests of such holding company immediately following that transaction are substantially the same as, and hold in substantially the same proportions as, the holders of CSRA’s voting interests immediately prior to that transaction. Following any such transaction, references in this definition to CSC or CSRA, as applicable, shall be deemed to refer to such holding company;

(viii)
CSRA consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, CSRA, in any such event pursuant to a transaction in which any of the outstanding voting interests of CSRA, or of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of CSRA’s voting interests outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting interest of the surviving Person immediately after giving effect to such transaction; or

(ix)	the adoption of a plan relating to the liquidation or dissolution (other than a liquidation into a newly formed holding company) of CSRA.

7.	INDEMNIFICATION

7.1	Release of Pre-Distribution Claims

(t)
Except (i) as provided in Section 7.1(b), (ii) as may be otherwise expressly provided in this Agreement or in any Ancillary Agreement and (iii) for any matter for which any Party is entitled to indemnification

35

Exhibit 2.1

pursuant to this Section 7, each Party (A) for itself and each member of its respective Group, their respective Affiliates as of immediately prior to the Effective Time and, to the extent legally permissible, all Persons who at any time prior to the Effective Time were directors, officers, agents or employees of any member of their Group (in their respective capacities as such), in each case, together with their respective heirs, executors, administrators, successors and assigns, does hereby remise, release and forever discharge the other Parties and the other members of such other Parties’ Group, their respective Affiliates and all Persons who at any time prior to the Effective Time were stockholders, directors, officers, agents or employees of any member of such other Parties (in their respective capacities as such), in each case, together with their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at Law or in equity (including any right of contribution), whether arising under any Contract, by operation of Law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Effective Time, including in connection with the Internal Reorganization and the Distribution and any of the other transactions contemplated hereunder and under the Ancillary Agreements and (B) in any event will not, and will cause its respective Subsidiaries not to, bring any Action or claim against any member of the other Groups in respect of any such Liabilities.

(u)
Nothing contained in this Agreement shall impair or otherwise affect any right of any Party and, as applicable, a member of such Party’s Group, to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings contemplated in this Agreement or in any Ancillary Agreement to continue in effect after the Effective Time. In addition, nothing contained in Section 7.1(a) shall release any person from:

(vi)
any Liability assumed, Transferred or allocated to a Party or a member of such Party’s Group pursuant to or contemplated by, or any other Liability of any member of such Group under, this Agreement or any Ancillary Agreement including (A) with respect to any Shared Contingent Liability, (B) with respect to CSC, any CSC Liability and (C) with respect to CSRA, any CSRA Liability;

(vii)
any Liability for the sale, lease, construction, manufacture or receipt of goods, property or services purchased, obtained or used in the ordinary course of business by a member of one Group from or on behalf of a member of any other Group prior to the Effective Time;

(viii)
any Liability provided in or resulting from any other Contract or understanding that is entered into after the Effective Time between any Party (and/or a member of such Party’s or Parties’ Group), on the one hand, and any other Party or Parties (and/or a member of such Party’s or Parties’ Group), on the other hand; and

(ix)
any Liability that the Parties may have with respect to indemnification pursuant to this Agreement or otherwise for claims brought against the Parties by third Persons, which Liability shall be governed by the provisions of this Agreement and, in particular, this Section 7 and, if applicable, the appropriate provisions of the Ancillary Agreements.

In addition, nothing contained in Section 7.1(a) shall release CSC from indemnifying any director, officer or employee of CSRA who was a director, officer or employee of CSC or any of its Affiliates prior to the Effective Time, to the extent such director, officer or employee is or becomes a named defendant in any

36

Exhibit 2.1

Action with respect to which he or she was entitled to such indemnification pursuant to then existing obligations.

(v)
Each Party shall not, and shall not permit any member of its Group to, make any claim, demand or offset, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against any other Party or any member of any other Party’s Group, or any other Person released pursuant to Section 7.1(a), with respect to any Liabilities released pursuant to Section 7.1(a).

(w)
It is the intention of each Party, by virtue of the provisions of this Section 7.1, to provide, to the fullest extent permitted by applicable Law, for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed at or before the Effective Time, whether known or unknown, between or among any Party (and/or a member of such Party’s Group), on the one hand, and any other Party or Parties (and/or a member of such Party’s or Parties’ Group), on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members at or before the Effective Time), except as specifically set forth in Section 7.1(a) and Section 7.1(b). At any time, at the reasonable request of any other Party, each Party shall cause each member of its respective Group and, to the extent practicable, each other Person on whose behalf it released Liabilities pursuant to this Section 7.1 to execute and deliver releases, to the fullest extent permitted by applicable Law, reflecting the provisions hereof.

7.2	Indemnification by CSC
Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, following the Effective Time, CSC shall and shall cause the other members of the CSC Group to indemnify, defend and hold harmless the CSRA Indemnitees from and against any and all Losses of the CSRA Indemnitees arising out of, by reason of or otherwise in connection with (a) the CSC Liabilities or alleged CSC Liabilities or (b) any breach by CSC of any provision of this Agreement or any Ancillary Agreement unless such Ancillary Agreement expressly provides for separate indemnification therein, in which case any such indemnification claims shall be made thereunder.

7.3	Indemnification by CSRA
Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, following the Effective Time, CSRA shall and shall cause the other members of the CSRA Group to indemnify, defend and hold harmless the CSC Indemnitees from and against any and all Losses of the CSC Indemnitees arising out of, by reason of or otherwise in connection with (a) the CSRA Liabilities or alleged CSRA Liabilities or (b) any breach by CSRA of any provision of this Agreement or any Ancillary Agreement unless such Ancillary Agreement expressly provides for separate indemnification therein, in which case any such indemnification claims shall be made thereunder.

7.4	Procedures for Indemnification

(c)
Other than with respect to Third Party Claims, which shall be governed by Section 7.4(b), and Shared Contingent Liabilities, which shall be governed by Section 6.3, each CSC Indemnitee and CSRA Indemnitee (each, an “Indemnitee”) shall notify in writing, with respect to any matter that such Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement or any Ancillary

37

Exhibit 2.1

Agreement, the Party which is or may be required pursuant to this Section 7 or pursuant to any Ancillary Agreement to make such indemnification (the “Indemnifying Party”), within thirty (30) days of such determination, stating the amount of the Loss claimed, if known, and method of computation thereof, and referring to the provisions of this Agreement in respect of which such right of indemnification is claimed by such Indemnitee or arises; provided, however, that the failure to provide such written notice shall not release the Indemnifying Party from any of its obligations except and solely to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Each such Indemnitee shall provide the applicable Indemnifying Party with reasonable access, upon reasonable prior written notice and during normal business hours, in a manner so as not to unreasonably interfere in any material respect with the normal business operations of such Indemnitee, to its books and records, properties and personnel relating to the claim the Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement or any Ancillary Agreement.

(d)
Third Party Claims. If a claim or demand is made by any Person who is not a party to this Agreement (a “Third Party Claim”) against an Indemnitee as to which such Indemnitee is or may be entitled to indemnification pursuant to this Agreement or any Ancillary Agreement, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within thirty (30) days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that the failure to provide notice of any such Third Party Claim pursuant to this or the preceding sentence shall not release the Indemnifying Party from any of its obligations except and solely to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. If any Party shall receive notice or otherwise learn of the assertion of a Third Party Claim which may reasonably be determined to be a Shared Contingent Liability, such Party, as appropriate, shall give the Managing Party written notice thereof within thirty (30) days after such Person becomes aware of such Third Party Claim subject to and in compliance with Section 6.3. Thereafter, the Indemnitee shall deliver to the Indemnifying Party (and, if applicable, to the Managing Party), promptly (and in any event within five (5) Business Days) after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

(e)
Other than in the case of (i) a Shared Contingent Liability (the defense of which shall be assumed and controlled by the Managing Party), (ii) the Maryland Medicaid Enterprise Restructuring Project claims described on page F-50 of the Form 10 (the defense of which shall be assumed and controlled by CSRA at CSRA’s own cost and expense and by CSRA’s own counsel) or (iii) Taxes addressed in the Tax Matters Agreement, the Indemnifying Party shall be entitled to participate in the defense of any Third Party Claim and, if it so chooses, to assume the defense thereof, at such Indemnifying Party’s own cost and expense and by such Indemnifying Party’s own counsel, that is reasonably acceptable to the Indemnitee, within thirty (30) days of the receipt of such notice from such Indemnitee; provided, however, that the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim to the extent such Third Party Claim (x) is an allegation of a criminal violation or (y) seeks injunctive relief against the Indemnitee. In connection with the Indemnifying Party’s defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, at its own expense and, in any event, shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent Information, materials and information in such Indemnitee’s possession or under such Indemnitee’s control relating thereto as are reasonably required by the Indemnifying Party; provided, however, that in the event of that any of the Indemnities reasonably believes there is a conflict of interest between the Indemnifying

38

Exhibit 2.1

Party and the applicable Indemnitee, such Indemnitee shall be entitled to retain, at the Indemnifying Party’s expense, separate counsel as required by the applicable rules of professional conduct with respect to such matter; provided, further, that if (i) the Third Party Claim is not a Shared Contingent Liability and (ii) the Indemnifying Party has assumed the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions to such defense or to its liability therefor, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

(f)
Notwithstanding any assumption of defense of a Third Party Claim by an Indemnifying Party in accordance with Section 7.4(c), in the event that in the course of defending such Third Party Claim the Indemnifying Party or the other Party becomes aware that the subject matter of such Third Party Claim relates to a Liability of the other Party and not to a Liability of such Indemnifying Party, then the Indemnifying Party shall, subject to the prior written consent of the other Party to which such Liability belongs (which consent shall not be unreasonably withheld or delayed), use commercially reasonable efforts to transfer the defense of such claim to such other Party, and shall thereafter cooperate fully with such other Party in such defense and make available to such other Party, at such Party’s expense, all witnesses, pertinent Information, materials and information in such Indemnifying Party’s possession or under such Indemnifying Party’s control relating to such Third Party Claim as are reasonably required by such other Party.

(g)
Until and unless the Indemnifying Party assumes responsibility for defending a Third Party Claim, such Indemnitee may defend such Third Party Claim at the cost and expense of the Indemnifying Party. If the Indemnitee is conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnitee in such defense and make available to the Indemnitee, at the Indemnitee’s expense, all witnesses, pertinent Information, and material in such Indemnifying Party’s possession or under such Indemnifying Party’s control relating thereto as are reasonably required by the Indemnitee.

(h)
Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

(i)
In the case of a Third Party Claim, no Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the prior written consent of the Indemnitee (not to be unreasonably withheld or delayed) if the effect thereof is to permit any injunction, declaratory judgment or other non-monetary relief to be entered, directly or indirectly, against any Indemnitee. For the avoidance of doubt, no such consent shall be required to the extent such judgment or settlement is for monetary damages.

(j)
Except as otherwise set forth in Section 6 and Section 8.6, or as set forth in any Ancillary Agreement, absent fraud or willful misconduct by an Indemnifying Party, the indemnification provisions of this Section 7 shall be the sole and exclusive remedy of an Indemnitee for any monetary or compensatory damages or losses resulting from any breach of this Agreement and each Indemnitee expressly waives and relinquishes any and all rights, claims or remedies such Person may have with respect to the foregoing other than under this Section 7 against any Indemnifying Party. For the avoidance of doubt, all disputes in respect of this Section 7 shall be resolved in accordance with Section 9.

7.5	Cooperation in Defense and Settlement

39

Exhibit 2.1

(e)
With respect to any Third Party Claim that is not a Shared Contingent Liability and that implicates both Parties in any material respect due to the allocation of Liabilities, responsibilities for management of defense and related indemnities pursuant to this Agreement or any of the Ancillary Agreements, the Parties agree to use commercially reasonable efforts to cooperate fully and maintain a joint defense (in a manner that will preserve for all Parties any Privilege with respect thereto). The Party that is not responsible for managing the defense of any such Third Party Claim shall, upon reasonable request, be consulted with respect to significant matters relating thereto and may, if necessary or helpful, retain counsel to assist in the defense of such claims.

(f)
CSC and CSRA each agree that at all times from and after the Effective Time, if an Action is commenced by a third party naming both Parties (or any member of such Parties’ respective Groups) as defendants and with respect to which a named Party (or any member of such Party’s respective Group) is a nominal defendant and/or such Action is otherwise not a Liability allocated to such named Party under this Agreement or any Ancillary Agreement, then the other Party shall use commercially reasonable efforts to cause such nominal defendant to be removed from such Action, as soon as reasonably practicable.

7.6	Indemnification Payments

(g)
Indemnification required by this Section 7 shall be made by periodic payments of the amount of Losses in a timely fashion during the course of the investigation or defense, as and when bills are received or a Loss incurred.

(h)
Notwithstanding anything herein to the contrary, if any CSC Indemnitee receives any proceeds from the State of Maryland in respect of the Maryland Medicaid Enterprise Restructuring Project claims described on page F-50 of the Form 10, CSC shall pay or cause the applicable CSC Indemnitee to pay over to CSGS the full amount of such proceeds.

7.7	Indemnification Obligations Net of Insurance Proceeds and Other Amounts

(a)
Any Loss subject to indemnification pursuant to this Section 7 including, for the avoidance of doubt, in respect of any Shared Contingent Liability, shall be calculated (i) net of insurance proceeds that actually reduce the amount of the Loss, (ii) net of any proceeds received by the Indemnitee from any third party for indemnification for such Liability that actually reduce the amount of the Loss (“Third Party Proceeds”) and (iii) net of any Tax benefits actually realized in accordance with, and subject to, the principles set forth or referred to in Section 2.4 of the Tax Matters Agreement. Accordingly, the amount which any Indemnifying Party is required to pay pursuant to this Section 7 to any Indemnitee pursuant to this Section 7 shall be reduced by any Insurance Proceeds or Third Party Proceeds theretofore actually recovered by or on behalf of the Indemnitee in respect of the related Loss. If an Indemnitee receives a payment required by this Agreement from an Indemnifying Party in respect of any Loss (an “Indemnity Payment”) and subsequently receives Insurance Proceeds or Third Party Proceeds, then the Indemnitee shall pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds or Third Party Proceeds had been received, realized or recovered before the Indemnity Payment was made.

(b)
The Parties acknowledge that the indemnification provisions hereof do not relieve any insurer who would otherwise be obligated to pay any claim to pay such claim. In furtherance of the foregoing, the Indemnitee shall use commercially reasonable efforts to seek to collect or recover any Insurance Proceeds and any

40

Exhibit 2.1

Third Party Proceeds (other than Insurance Proceeds under an arrangement where future premiums are adjusted to reflect prior claims in excess of prior premiums) to which the Indemnitee is entitled in connection with any Loss for which the Indemnitee seeks indemnification pursuant to this Section 7; provided that the Indemnitee’s inability to collect or recover any such Insurance Proceeds or Third Party Proceeds (despite having used commercially reasonable efforts) shall not limit the Indemnifying Party’s obligations hereunder.

7.8	Additional Matters; Survival of Indemnities

(a)
The indemnity agreements contained in this Section 7 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee; (ii) the knowledge by the Indemnitee of Losses for which it might be entitled to indemnification hereunder; and (iii) any termination of this Agreement following the Effective Time.

(b)
The rights and obligations of each Party and their respective Indemnitees under this Section 7 shall survive the sale or other Transfer by any Party or its respective Subsidiaries of any Assets or businesses or the assignment by it of any Liabilities, with respect to any Loss of any Indemnitee related to such Assets, businesses or Liabilities.

8.	PRESERVATION OF RECORDS; ACCESS TO INFORMATION; CONFIDENTIALITY; PRIVILEGE

8.1	Preservation of Corporate Records

(i)
Except to the extent otherwise provided herein or in any Ancillary Agreement, a Party maintaining or providing Records or access to Information to the other Party under this Agreement shall be entitled to receive from such other Party, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses (which shall not include the costs of salaries and benefits of employees of such Party or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service with respect to the foregoing), as may be reasonably incurred in providing such Records or access to Information.

(j)
The Parties shall comply with those document retention policies as shall be set forth on Schedule 8.1(b) hereto or otherwise established and agreed to in writing by their respective authorized officers at or prior to the Effective Time in respect of Records and related matters. For the avoidance of doubt, each Party shall comply with the records retention requirements applicable to their respective contract with a Government Customer.

8.2	Financial Statements and Accounting; Government Audits
Each Party agrees to provide assistance and reasonable access to its properties, Records, other Information and personnel set forth in this Section 8.2 at the request of the other Party: (i) at any time, with the consent of the other Party (not to be unreasonably withheld or delayed) for reasonable business purposes relating to financial reporting and other regulatory obligations (including disclosure obligations) or other obligations to Government Entities; (ii) from the Effective Time until the completion of each Party’s audit for the fiscal year ending March 31, 2017 (or thereabout), in connection with the preparation and audit of each Party’s financial statements for the fiscal years ending March 31, 2016 (or thereabout) and March 31, 2017 (or thereabout) (including financial statements for any interim periods), the printing, filing and public

41

Exhibit 2.1

dissemination of such financial statements and the audit of each Party’s internal controls over financial reporting and management’s assessment thereof and management’s assessment of each Party’s disclosure controls and procedures, if required; (iii) in the event that either Party changes its independent auditors within two (2) years following the Distribution Date, reasonable access on the terms set forth in this Section 8.2 for a period of up to one hundred and eighty (180) days from such change; and (iv) to the extent reasonably necessary to respond to any written request or official comment from a Governmental Entity, such as in connection with responding to a comment letter from the Commission or an audit request from the Defense Contract Audit Agency or the Defense Contract Management Agency. Without limiting the foregoing, each Party agrees as follows:

(n)
Financial Statements. Each Party shall provide reasonable access to the other Party on a timely basis to all Information reasonably required to meet its schedule for the preparation, printing, filing, and public dissemination of its quarterly and annual financial statements and for management’s assessment of the effectiveness of its disclosure controls and procedures and its internal controls over financial reporting in accordance with Items 307 and 308, respectively, of Regulation S-K and, to the extent applicable to such Party, its auditor’s audit of its internal controls over financial reporting and management’s assessment thereof in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the Commission’s and the Public Company Accounting Oversight Board’s rules and auditing standards thereunder, if required (such assessments and audit being referred to as the “Internal Control Audit and Management Assessments”). Without limiting the generality of the foregoing, each Party shall provide all required financial and other Information with respect to itself and its Subsidiaries to its auditors in a sufficient and reasonable time and in sufficient detail to permit its auditors to take all steps and perform all reviews necessary to provide sufficient assistance, if requested, to each other Party’s auditors with respect to Information to be included or contained in such other Party’s annual financial statements and to permit such other Party’s auditors and management to complete the Internal Control Audit and Management Assessments, for all required periods in the fiscal years ending March 31, 2016 (or thereabout) and March 31, 2017 (or thereabout).

(o)
Access to Audit Personnel and Records. Except to the extent otherwise contemplated by the Ancillary Agreements, each Party shall authorize its respective auditors to make reasonably available to the other Party’s auditors (the “Other Party’s Auditors”) both the personnel who performed or are performing the annual audits of such audited Party (each Party with respect to its own audit, the “Audited Party”) and work papers related to the annual audits of such Audited Party (subject to the execution of any reasonable and customary access letters that such Audited Party’s auditors may require in connection with the review of such work papers by such Other Party’s Auditors), in all cases within a reasonable time prior to such Audited Party’s auditors’ opinion date, so that the Other Party’s Auditors are able to perform the procedures they reasonably consider necessary to take responsibility for the work of the Audited Party’s auditors as it relates to their auditors’ report on such other Party’s financial statements, all within sufficient time to enable such other Party to meet its timetable for the printing, filing and public dissemination of its annual financial statements.

(p)
Annual Reports. Each Party shall deliver to the other Party a reasonably complete draft of the portions of the annual report (and financial statements required to be filed therewith) for the fiscal year ending March 31, 2016 (or thereabout) (the “Annual Report”) that relate to or directly discuss the Distribution and the other transactions contemplated by this Agreement, no later than two weeks prior to the date such Annual Report is expected to be filed; provided, however, that for the avoidance of doubt, each Party may continue to revise its respective Annual Report prior to the filing thereof, with material changes to the portions of the Annual Report and accompanying financial statements that are required to be shared hereunder to be

42

Exhibit 2.1

delivered to the other Party as soon as reasonably available. Each Party shall notify the other Party, as soon as reasonably practicable after becoming aware thereof, of any material accounting differences relating to the Distribution and other transactions contemplated by this Agreement between the financial statements to be included in such Party’s Annual Report and the pro forma financial statements included, as applicable, in the Form 10 or the Form 8-K to be filed by CSC with the Commission on or about the time of the Distribution. If any such differences are notified by any Party, the Parties shall confer and/or meet as soon as reasonably practicable thereafter, and in any event prior to the filing of any Annual Report, to consult with each other in respect of such differences and the effects thereof on the Parties’ Annual Reports. Notwithstanding anything herein to the contrary, neither Party shall be required to disclose to the other Party events or occurrences that such Party determines in good faith to be significant or material to such Party and that are not appropriate for disclosure.

(q)
Nothing in this Section 8 shall require any Party to violate any agreement with any third party regarding the confidentiality of confidential and proprietary Information relating to that third party or its business; provided, however, that in the event that a Party is required under this Section 8.2 to disclose any such Information, such Party shall use commercially reasonable efforts to seek to obtain such third party’s written consent to the disclosure of such Information.

8.3	Provision of Information
Other than in circumstances in which indemnification is sought pursuant to Section 7 (in which event the provisions of such Section shall govern) or for matters related to provision of Tax Records (in which event the provisions of the Tax Matters Agreement shall govern) and without limiting the applicable provisions of Section 6, and subject to appropriate restrictions for classified Information, Privileged Information or Confidential Information:

(k)
If Information that is retained by CSC (pursuant to the proviso in Section 1.1(14)(xii)) is (i) CSC Information but used in or related to the CSRA Business, CSRA shall have the right to access and use such Information and make reasonable copies thereof but solely for its internal purposes consistent with past practice, subject to applicable security restrictions and confidentiality obligations as set forth in Section 8.5 (Confidentiality) and (ii) CSRA Information, CSRA shall have the right to access and use such Information and make reasonable copies thereof, which copies shall be included in the CSRA Assets;

(l)
If Information that is retained by CSRA (pursuant to the proviso in Section 1.1(19)(xii)) is (i) CSRA Information but used in or related to the CSC Business, CSC shall have the right to access and use such Information and make reasonable copies thereof but solely for its internal purposes consistent with past practice, subject to applicable security restrictions and confidentiality obligations as set forth in Section 8.5 and (ii) is CSC Information, CSC shall have the right to access and use such Information and make reasonable copies thereof, which copies shall be included in the CSC Assets.

8.4	Witness Services
Except in the event the Parties are opposing one another in an Action, in which case normal discovery rules shall apply, at all times from and after the Effective Time, CSC and CSRA shall each use its commercially reasonable efforts to make available to the other Party, upon reasonable written request, its and its Subsidiaries’ former (to the extent practicable) and then-current directors, officers, employees, other personnel and agents of such Party as witnesses and any Records or other Information within its control

43

Exhibit 2.1

or which it otherwise has the ability to make available (other than materials covered by any Privilege) to the extent that such Persons (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or Records or other Information may reasonably be required to testify, in the case of Persons, or be provided, in the case of Records or Information, in connection with the prosecution or defense of any Action in which the requesting Party may from time to time be involved (except for claims, demands or Actions between members of each Group). A Party providing a witness to the other Party under this Section shall be entitled to receive from the recipient of such witness services, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses (which shall not include the costs of salaries and benefits of employees who are witnesses or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service as witnesses; provided that, notwithstanding the foregoing, the Party providing a witness (including in connection with any Shared Contingent Liability) shall be entitled to receive the pro rata portion of the costs of salaries and benefits of such employees with respect to whom at least thirty percent (30%) of their professional time over a period of one month or greater is dedicated to such witness services), as may be reasonably incurred and properly paid under applicable Law.

8.5	Confidentiality

(i)
Notwithstanding any termination of this Agreement, each Party shall hold, and shall cause each of its respective Subsidiaries to hold, and shall cause its and their respective officers, employees, agents, consultants and advisors to hold, in strict confidence, and not to disclose or release or, except as otherwise permitted by this Agreement or any Ancillary Agreement, use, without the prior written consent of the Party to whom the Confidential Information relates (which may be withheld in such Party’s sole and absolute discretion, except where disclosure is required by applicable Law), any and all Confidential Information (as defined herein) concerning or belonging to the other Party; provided that each Party may disclose, or may permit disclosure of, Confidential Information (i) to its respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such Information and are informed of the obligation to hold such Information confidential and in respect of whose failure to comply with such obligations, the applicable Party will be responsible, (ii) if any Party or any of its respective Subsidiaries is required or compelled to disclose any such Confidential Information by judicial or administrative process or by other requirements of Law or stock exchange rule or is advised by outside counsel in connection with a governmental proceeding that it is advisable to do so, (iii) as required in connection with any legal or other proceeding by one Party against any other Party, (iv) as necessary in order to permit a Party to prepare and disclose its financial statements, Tax Returns or other required disclosures, (v) as necessary for a Party to enforce its rights or perform its obligations under this Agreement (including pursuant to Section 2.3) or an Ancillary Agreement or (vi) to Governmental Entities in accordance with applicable procurement regulations and contract requirements. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause (ii), (iii), (iv), (v) or (vi) above, each Party, as applicable, shall promptly notify (to the extent permissible by Law) the Party to whom the Confidential Information relates of the existence of such request, demand or disclosure requirement and shall provide such affected Party a reasonable opportunity to seek an appropriate protective order or other remedy, which such Party will cooperate in obtaining to the extent reasonably practicable. In the event that such appropriate protective order or other remedy is not obtained, the Party which faces the disclosure requirement shall furnish only that portion of the Confidential Information that

44

Exhibit 2.1

is required to be disclosed and shall take commercially reasonable steps to ensure that confidential treatment is accorded such Confidential Information.

(j)
Each Party acknowledges that it and the other members of its Group may have in its or their possession confidential or proprietary Information of third parties that was received under confidentiality or non-disclosure agreements with such third party while such Party and/or members of its Group were part of the CSC Group. Each Party shall comply, and shall cause the other members of its Group to comply, and shall cause its and their respective officers, employees, agents, consultants and advisors (or potential buyers) to comply, with all terms and conditions of any such third-party agreements entered into prior to the Effective Time, with respect to any confidential and proprietary Information of third parties to which it or any other member of its Group has had access.

(k)
The Parties agree that irreparable damage may occur in the event that the provisions of this Section 8.5 were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to seek an injunction or injunctions to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(l)	For the avoidance of doubt, the disclosure and sharing of Privileged Information shall be governed by Section 8.6 and not by this Section 8.5.

8.6	Privilege Matters

(c)
Pre-Separation Services. The Parties recognize that legal and other professional services that have been and will be provided prior to the Effective Time have been and will be rendered for the collective benefit of each of the members of the CSC Group and the CSRA Group, and that each of the members of the CSC Group and the CSRA Group should be deemed to be the client with respect to such pre-separation services for the purposes of asserting all privileges, immunities, or other protections from disclosure which may be asserted under applicable Law, including attorney-client privilege, business strategy privilege, joint defense privilege, common interest privilege, and protection under the work-product doctrine (“Privilege”). The Parties shall have a shared Privilege with respect to all Information subject to Privilege (“Privileged Information”) which relates to such pre-separation services. For the avoidance of doubt, Privileged Information within the scope of this Section 8.6 includes, but is not limited to, services rendered by legal counsel retained or employed by any Party (or any member of such Party’s respective Group), including outside counsel and in-house counsel.

(d)
Post-Separation Services. The Parties recognize that legal and other professional services will be provided following the Effective Time to each of CSC and CSRA. The Parties further recognize that certain of such post-separation services will be rendered solely for the benefit of CSC or CSRA, as the case may be, while other such post-separation services may be rendered with respect to claims, proceedings, litigation, disputes, or other matters which involve CSC and CSRA. With respect to such post-separation services and related Privileged Information, the Parties agree as follows:

(vi)
All Privileged Information relating to any claims, proceedings, litigation, disputes, or other matters which involve CSC and CSRA shall be subject to a shared Privilege between the Parties involved in the claims, proceedings, litigation, disputes, or other matters at issue; and

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Exhibit 2.1

(vii)
Except as otherwise provided in Section 8.6(b)(i), Privileged Information relating to post-separation services provided solely to one of CSC or CSRA shall not be deemed shared between the Parties, provided that the foregoing shall not be construed or interpreted to restrict the right or authority of the Parties (x) to enter into any further agreement, not otherwise inconsistent with the terms of this Agreement, concerning the sharing of Privileged Information or (y) otherwise to share Privileged Information without waiving any Privilege which could be asserted under applicable Law.

(e)	The Parties agree as follows regarding all Privileged Information with respect to which the Parties shall have a shared Privilege under Sections 8.6(a) or (b):

(x)
Subject to Section 8.6(c)(iii) and (iv), no Party may waive any Privilege which could be asserted under any applicable Law, and in which the other Party has a shared Privilege, without the consent of the other Party, which shall not be unreasonably withheld or delayed. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within ten (10) days after written notice by the requesting Party to the Party whose consent is sought;

(xi)
If a dispute arises between or among the Parties or their respective Subsidiaries regarding whether a Privilege should be waived to protect or advance the interest of any Party, each Party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other Party, and shall not unreasonably withhold consent to any request for waiver by the other Party. Each Party specifically agrees that it shall not withhold consent to waive for any purpose except to protect its own legitimate interests;

(xii)
If, within ten (10) days of receipt by the requesting Party of written objection, the Parties have not succeeded in negotiating a resolution to any dispute regarding whether a Privilege should be waived, and the requesting Party determines that a Privilege should nonetheless be waived to protect or advance its interest, the requesting Party shall provide the objecting Party ten (10) days written notice prior to effecting such waiver. Each Party specifically agrees that failure within ten (10) days of receipt of such notice to commence proceedings in a court of competent jurisdiction to enjoin such disclosure under applicable Law shall be deemed full and effective consent to such disclosure; and

(xiii)
In the event of any litigation or dispute between the Parties, or any members of their respective Groups, either such Party may waive a Privilege in which the other Party or member of such Group has a shared Privilege, without obtaining the consent of the other Party; provided that such waiver of a shared Privilege shall be effective only as to the use of Privileged Information with respect to the litigation or dispute between the Parties and/or the applicable members of their respective Groups, and shall not operate as a waiver of the shared Privilege with respect to third parties.

(f)
The transfer of all Information pursuant to this Agreement is made in reliance on the agreement of CSC or CSRA as set forth in Section 8.5 and this Section 8.6, to maintain the confidentiality of Privileged Information and to assert and maintain any applicable Privilege. The access to Information being granted hereunder, the agreement to provide witnesses and individuals hereunder, the furnishing of notices and documents and other cooperative efforts contemplated hereunder, and the transfer of Privileged Information between the Parties and their respective Subsidiaries pursuant to this Agreement, in each case shall not be deemed a waiver of any Privilege that has been or may be asserted under this Agreement or otherwise.

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Exhibit 2.1

(g)
Notwithstanding any provision to the contrary in this Section 8.6, the Audit Management Party (as defined in the Tax Matters Agreement) shall have the authority to disclose or not disclose, in its sole discretion, any and all Privileged Information to (i) any Taxing Authority (as defined in the Tax Matters Agreement) conducting a Tax Contest or (ii) to third parties in connection with the defense of a Tax Contest, including expert witnesses, accountants and other advisors, potential witnesses and other parties whose assistance is deemed, in the sole discretion of the Audit Management Party, to be necessary or beneficial to representing the interests of the Parties hereunder.

8.7	Ownership of Information
Any Information owned by one Party or any of its Subsidiaries that is provided to a requesting Party pursuant to this Section 8 shall be deemed to remain the property of the providing Party. Unless specifically set forth herein or in an Ancillary Agreement, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information. CSC shall, as soon as reasonably practicable after the Effective Time, provide CSRA with access to and/or copies of such Information consisting of spreadsheet tools and templates used for human resources purposes (the “HR Tools”). To the extent any such HR Tools contain personally identifiable information, CSC will use commercially reasonable efforts to remove any such personally identifiable information from the HR Tools prior to delivering the HR Tools to CSRA.

8.8	Other Agreements
The rights and obligations granted under this Section 8 are subject to any specific rights, obligations, limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in any Ancillary Agreement.

9.	DISPUTE RESOLUTION

9.1	Negotiation
In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or the Ancillary Agreements or otherwise arising out of, or in any way related to, this Agreement or the Ancillary Agreements or the transactions contemplated hereby, including any claim based on contract, tort, statute or constitution (collectively, “Disputes”), the general counsels of the Parties (or such other individuals designated by the respective general counsels) and/or the executive officers designated by the Parties, shall negotiate for a reasonable period of time to settle such Dispute; provided that such reasonable period shall not, unless otherwise agreed by the Parties in writing, exceed forty-five (45) days from the time of receipt by a Party of written notice of such Agreement Dispute (“Dispute Notice”); provided, further, that in the event of any arbitration in accordance with Section 9.3 hereof, the Parties shall not assert the defenses of statute of limitations and laches arising during the period beginning after the date of receipt of the Dispute Notice, and any contractual time period or deadline under this Agreement or any Ancillary Agreement to which such Dispute relates occurring after the Dispute Notice is received shall not be deemed to have passed until such Dispute has been resolved.

9.2	Mediation

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Exhibit 2.1

If, within forty-five (45) days after receipt by a Party of a Dispute Notice, the Parties have not succeeded in negotiating a resolution of the Dispute, the Parties may mutually agree to submit the Dispute at the earliest possible date to mediation conducted in accordance with the Mediation Procedure of the International Institute for Conflict Prevention and Resolution (“CPR”), with each Party to bear equally the costs of the mediation; provided, however, that each Party shall bear its own attorneys’ fees and expenses and other costs in connection with such mediation. If mediation has been so agreed, the parties agree to participate in good faith in the mediation and negotiations related thereto for a period of thirty (30) days or such longer period as they may mutually agree following the initial mediation session (the “Mediation Period”).

9.3	Arbitration
If the Parties do not elect to submit the Dispute to mediation in accordance with Section 9.2 or the Dispute has not been resolved for any reason after the Mediation Period, such Dispute shall be determined, at the request of any relevant Party, by arbitration conducted in Virginia, before and in accordance with the then-existing Rules for Non-Administered Arbitration of the CPR, except as modified herein (the “Rules”). There shall be three arbitrators, one of which shall be designated by each Party and the third of which shall be selected by the two so designated, which two shall be appointed by the Parties within twenty (20) days of receipt by respondent of a copy of the demand for arbitration and which third arbitrator shall be selected within fifteen (15) days thereafter. If the arbitrators are not timely appointed by the Parties (or by the selected arbitrators) under this Section 9.3, he or she shall be appointed by the CPR in accordance with the Rules, and in any such procedure, each Party shall be given two strikes, excluding strikes for cause. Any controversy concerning whether an Dispute is an arbitrable Dispute, whether arbitration has been waived, whether an assignee of this Agreement is bound to arbitrate, or as to the interpretation, validity or enforceability of this Section 9 shall be determined by the arbitrator. In resolving any Dispute, the Parties intend that the arbitrator shall apply the substantive Laws of the State of New York, without regard to any choice of law principles thereof that would mandate the application of the laws of another jurisdiction. The Parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable, and any award rendered by the arbitrator shall be final and binding on the Parties. The Parties agree to comply and cause the members of their applicable Group to comply with any award made in any such arbitration proceedings and agree to enforcement of or entry of judgment upon such award, in any court of competent jurisdiction, including the Virginia Courts (as defined in Section 11.18). The arbitrator shall be entitled, if appropriate, to award any remedy in such proceedings, including monetary damages, specific performance and all other forms of legal and equitable relief; provided, however, the arbitrator shall not be entitled to award special, consequential, reputational, indirect or punitive damages unless in connection with indemnification for a Third Party Claim (and in such a case, only to the extent awarded in such Third Party Claim).

9.4	Arbitration Period
Any arbitration proceeding shall be concluded in a maximum of six (6) months from the commencement of the arbitration or such other period as the arbitrator together with the Parties involved in such proceeding shall deem reasonable.

9.5	Treatment of Negotiations, Mediation and Arbitration
Without limiting the provisions of the Rules, unless otherwise agreed in writing by the Parties or permitted by this Agreement, the Parties shall keep, and shall cause the members of their applicable Group to keep,

48

Exhibit 2.1

confidential all matters relating to and any negotiation, mediation, conference or discussion or otherwise pursuant to this Section 9, all of which shall be treated as compromise and settlement negotiations for purposes of Rule 408 of the Federal Rules of Evidence and comparable state rules; provided that such matters may be disclosed (i) to the extent reasonably necessary in any proceeding ancillary to an arbitration hereunder, including to enforce the award or for entry of a judgment upon the award and (ii) to the extent otherwise required by Law or the rules of any stock exchange on which a Party’s securities may be listed. Nothing said or disclosed, nor any document produced, in the course of any negotiations, conferences and discussions that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration. Nothing contained herein is intended to or shall be construed to prevent a Party from applying to any court of competent jurisdiction for interim measures or other provisional relief in connection with the subject matter of any Disputes. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of a Party to respect the arbitral tribunal’s orders to that effect.

9.6	Continuity of Service and Performance
Unless otherwise agreed in writing, the Parties shall continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Section 9 with respect to all matters not subject to such dispute resolution.

9.7	Consolidation
The arbitrator may consolidate an arbitration under this Agreement with any arbitration arising under or relating to the Ancillary Agreements or any other agreement between the parties entered into pursuant hereto, as the case may be, if the subject of the Disputes thereunder arises out of or relates essentially to the same set of facts or transactions. Such consolidated arbitration shall be determined by the arbitrator appointed for the arbitration proceeding that was commenced first in time.

10.	INSURANCE

10.1	Policies and Rights Included Within Assets

(m)
The CSC Assets shall include any and all rights of an insured party under each of the Company Policies, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred prior to the Effective Time by any party in or in connection with the conduct of the CSC Business or, to the extent any claim is made against CSC or any of its Subsidiaries, the conduct of the CSRA Business, and which claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses may arise out of an insured or insurable occurrence under one or more of such Company Policies.

(n)
Subject to Section 10.2, the CSRA Assets shall include any and all rights of an insured party under each of the Company Policies that are occurrence-based (as opposed to “claims-made”) policies, subject to Section 10.9 and to the terms of such Company Policies and any limitations or obligations of CSRA contemplated by this Section 10, specifically including rights of indemnity and the right to be defended by

49

Exhibit 2.1

or at the expense of the insurer, with respect to all claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred prior to the Effective Time by any party in or in connection with the conduct of the CSRA Business or, to the extent any claim is made against CSRA or any of its Subsidiaries, the conduct of the CSC Business, and which claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses may arise out of an insured or insurable occurrence under one or more of such Company Policies; provided, however, that nothing in this clause shall be deemed to constitute (or to reflect) an assignment of such Company Policies, or any of them, to CSRA; and provided further that, with respect to claims under professional liability policies, any such claim in which the ultimate resolution thereof would exceed the self-insured retention may only be settled with the approval of CSC, which approval may not be unreasonably withheld, delayed or conditioned.

10.2	Post-Effective Time Claims
Subject to Section 10.6, if, subsequent to the Effective Time, any person shall assert a claim against CSRA or any of its Subsidiaries (including where CSRA or its Subsidiaries are joint defendants with other persons) with respect to any claim, suit, action, proceeding, injury, loss, liability, damage or expense incurred or claimed to have been incurred prior to the Effective Time in or in connection with the conduct of the CSRA Business or, to the extent any claim is made against CSRA or any of its Subsidiaries (including where CSRA or its Subsidiaries are joint defendants with other persons), the conduct of the CSC Business, and which claim, suit, action, proceeding, injury, loss, liability, damage or expense may arise out of an insured or insurable occurrence under one or more of the Company Policies, CSC shall, at the time such claim is asserted, be deemed to designate, without need of further documentation, CSRA as the agent and attorney-in-fact to assert and to collect any related Insurance Proceeds under such Company Policy, and shall further be deemed to confer, without need of further documentation, but subject to Section 10.10, upon CSRA any and all rights of an insured party under such Company Policy with respect to such asserted claim, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer and the right to any applicable Insurance Proceeds thereunder; provided, however, that nothing in this Section 10.2 shall be deemed to constitute (or to reflect) an assignment of the Company Policies, or any of them, to CSRA.

10.3	Administration; Other Matters

(m)
Administration. Subject to Section 10.10, from and after the Effective Time, each Party shall provide reasonable assistance to the other Party at the request of the other Party in regards to Claims Administration under Company Policies. CSRA shall provide prompt notice to CSC of any claims submitted by it or by its respective Subsidiaries under the Company Policies and of any Insurance Proceeds related thereto. Each Party shall administer and pay any costs relating to defending its respective Insured Claims under Company Policies to the extent such defense costs are not covered under such Policies, shall be responsible for any amounts of its respective Insured Claims under Company Policies that fall below applicable deductibles or self-insured retentions, and shall be responsible for obtaining or reviewing the appropriateness of releases upon settlement of its respective Insured Claims under Company Policies.

(n)
Liability Limitation. CSC and CSRA shall not be liable to one another for claims not reimbursed by insurers for any reason not within the control of CSC or CSRA, as the case may be, including coinsurance provisions, deductibles, quota share deductibles, exhaustion of aggregates, self-insured retentions, bankruptcy or insolvency of an insurance carrier, Company Policy limitations or restrictions, any coverage disputes, any failure to timely claim by CSC or CSRA or any defect in such claim or its processing.

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Exhibit 2.1

(o)
Maximization of Insurance Proceeds. Each Party agrees to use commercially reasonable efforts to maximize available coverage under those Company Policies applicable to it, and to take all commercially reasonable steps to recover from all other responsible parties in respect of an Insured Claim, including, as may be applicable, pursuing recoveries under other insurance policies available to such Party.

10.4	Agreement for Waiver of Conflict and Shared Defense
In the event that Insured Claims of more than one Party exist relating to the same occurrence, the relevant Parties shall jointly defend and waive any conflict of interest to the extent necessary to the conduct of the joint defense. Nothing in this Section 10.4 shall be construed to limit or otherwise alter in any way the obligations of the Parties, including those created by this Agreement, by operation of law or otherwise.

10.5	Agreement for Waiver of Conflict and Insurance Litigation and/or Recovery Efforts
In the event of any Action by any Party (or both of the Parties) to recover or obtain insurance proceeds, or to defend against any Action by an insurance carrier to deny any Policy benefits, both Parties may join in any such Action and be represented by joint counsel and both Parties shall waive any conflict of interest to the extent necessary to conduct any such Action. Nothing in this Section 10.5 shall be construed to limit or otherwise alter in any way the obligations of the Parties, including those created by this Agreement, by operation of Law, or otherwise.

10.6	Professional Liability Insurance
CSRA agrees that, for a period of at least three years from and after the Effective Time, it will maintain in full force and effect $100,000,000 of professional liability insurance for the benefit and protection of CSRA with respect to liabilities, damages or expenses incurred or claimed to have been incurred prior to or after the Effective Time.

10.7	No Coverage for Post-Effective Occurrences
CSRA, on behalf of itself and its Subsidiaries, acknowledges and agrees that it will have no coverage under the Company Policies for acts or events that occur after the Effective Time.

10.8	Cooperation
The Parties agree to use their commercially reasonable efforts to cooperate with respect to the various insurance matters contemplated by this Agreement (including in connection with Policies where CSC is an additional named insured).

10.9	CSC as General Agent and Attorney-In-Fact
Notwithstanding anything to the contrary contained herein, CSC remains the owner and holder of all rights and claims in and to the Company Policies. Should the provisions of Sections 10.1 and 10.2 as they pertain to CSRA be challenged and/or fail of their purpose, CSC shall act as agent and attorney-in-fact for CSRA and thereby effectuate, on behalf of CSRA, the provisions of Sections 10.1 and 10.2 of this Agreement; provided that CSRA shall pay CSC’s reasonable out of pocket costs relating thereto.

10.10	Additional Premiums, Return Premiums and Pro Rata Cancellation Premium Credits

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Exhibit 2.1

If additional premiums are payable, or return premiums are receivable, on any Company Policies after the Effective Time as a result of an insurance carrier’s retrospective audit of insured exposure, each of CSC and CSRA shall be responsible for its respective share of any such additional premiums, and shall be entitled to receive its respective share of any such return premiums, that are attributable to a change in its or its Subsidiaries’ insured exposure. If cancellation premium credits are received after the Effective Time in connection with the cancellation of any Company Policies, each of CSC and CSRA shall be entitled to receive its Sharing Percentage of such cancellation premium credits.

11.	MISCELLANEOUS

11.1	Complete Agreement; Construction
This Agreement, including the Exhibits and Schedules, and the Ancillary Agreements shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail. Except as expressly set forth in this Agreement or any Ancillary Agreement: (i) all matters relating to Taxes and Tax Returns of the Parties and their respective Subsidiaries shall be governed exclusively by the Tax Matters Agreement; and (ii) for the avoidance of doubt, in the event of any conflict between this Agreement or any Ancillary Agreement, on the one hand, and the Tax Matters Agreement, on the other hand, with respect to such matters, the terms and conditions of the Tax Matters Agreement shall govern.

11.2	Ancillary Agreements
Except as expressly set forth herein, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements and in the case of any express conflict between this Agreement and any Ancillary Agreement, the terms of such Ancillary Agreement shall prevail.

11.3	Counterparts
This Agreement may be executed in more than one counterpart, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties.

11.4	Survival of Agreements
Except as otherwise contemplated by this Agreement or any Ancillary Agreement, all covenants and agreements of the Parties contained in this Agreement and each Ancillary Agreement shall survive the Effective Time and remain in full force and effect in accordance with their applicable terms.

11.5	Expenses
Except as otherwise provided (i) in this Agreement (including with respect to Specified Shared Expenses, responsibility for which is allocated pursuant to Section 5.2), or (ii) in any Ancillary Agreement, the Parties agree that all out-of-pocket fees and expenses incurred, or to be incurred and directly related to the Internal Reorganization, Distribution and the other transactions contemplated hereby (including third party professional fees, fees and expenses incurred in connection with the execution and delivery of this

52

Exhibit 2.1

Agreement and such other third party fees and expenses incurred on a non-recurring basis directly as a result thereof, including the fees and expenses set forth on Schedule 11.5, and excluding the costs of salaries and benefits of employees or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service with respect to the foregoing) (collectively, “Separation Expenses”) shall (A) with respect to expenses incurred before the Effective Time, be paid by CSC and (B) with respect to expenses incurred after the Effective Time, be paid by the Party generating and/or incurring such expenses. For the avoidance of doubt, except as expressly set forth in this Agreement or any Ancillary Agreements, each Party shall be responsible for its own internal fees (and reimburse any other Party to the extent such Party has paid such costs and expenses on behalf of the responsible Party), costs and expenses (e.g., salaries of personnel working in its respective Business) incurred following the Distribution Date, including any costs and expenses relating to such Party’s (or any member of its Group’s) documents filed with the Commission filed following the Distribution Date (including, printing, mailing and filing fees) or any costs and expenses incurred following the Distribution Date with the continued listing of such Party’s common stock on the NYSE following the Distribution.

11.6	Notices
All notices, requests, claims, demands and other communications under this Agreement and, to the extent applicable and unless otherwise provided therein, under each of the Ancillary Agreements shall be in English, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.6):
To CSC:
Computer Sciences Corporation
3170 Fairview Park Drive
Falls Church, VA 22042
Attn: General Counsel
To CSRA:
CSRA Inc.
3170 Fairview Park Drive
Falls Church, VA 22042
Attn: General Counsel

11.7	Consents
Any consent required or permitted to be given by a Party to the other Parties under this Agreement shall be in writing and signed by the Party giving such consent and shall be effective only against such Party (and its Group).

11.8	Assignment
This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other Party (not to be unreasonably withheld or delayed), and any

53

Exhibit 2.1

attempt to assign any rights or obligations arising under this Agreement without such consent shall be void. Notwithstanding the foregoing, this Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other parties to this Agreement. No assignment permitted by this Section 11.8 shall release the assigning Party from liability for the full performance of its obligations under this Agreement.

11.9	Successors and Assigns
The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.

11.10	Termination and Amendment
This Agreement (including Section 7 hereof) may be terminated, modified or amended and the Distribution may be amended, modified or abandoned at any time prior to the Effective Time by and in the sole discretion of CSC without the approval of CSRA or the stockholders of CSC. In the event of such termination, no Party shall have any liability of any kind to the other Party or any other Person. After the Effective Time, this Agreement may not be terminated, modified or amended except by an agreement in writing signed by CSC and CSRA.

11.11	Payment Terms

(a)
Except as expressly provided to the contrary in this Agreement or in any Ancillary Agreement, any amount to be paid or reimbursed by a Party (and/or a member of such Party’s Group), on the one hand, to the other Party (and/or a member of such Party’s Group), on the other hand, under this Agreement shall be paid or reimbursed hereunder within sixty (60) days after presentation of an invoice or a written demand therefor and setting forth, or accompanied by, reasonable documentation or other reasonable explanation supporting such amount.

(b)
Except as expressly provided to the contrary in this Agreement or in any Ancillary Agreement, any amount not paid when due pursuant to this Agreement (and any amount billed or otherwise invoiced or demanded and properly payable that is not paid within sixty (60) days of such bill, invoice or other demand) shall bear interest at a rate per annum equal to LIBOR, from time to time in effect, calculated for the actual number of days elapsed, accrued from the date on which such payment was due up to the date of the actual receipt of payment.

(c)
Except as expressly provided to the contrary in this Agreement or in any Ancillary Agreement, a Party (or any member of a Party’s Group) may direct that any payment owed such Party (or member of such Party’s Group) hereunder or under any Ancillary Agreement be paid directly to another member of the same Group.

11.12	No Circumvention
The Parties agree not to directly or indirectly take any actions, act in concert with any Person who takes an action, or cause or allow any member of any such Party’s Group to take any actions (including the failure to take a reasonable action) such that the resulting effect is to materially undermine the effectiveness of

54

Exhibit 2.1

any of the provisions of this Agreement or any Ancillary Agreement (including adversely affecting the rights or ability of any Party to successfully pursue indemnification or payment pursuant to Section 6 and 7).

11.13	Subsidiaries
Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any entity that becomes a Subsidiary of such Party at and after the Effective Time, to the extent such Subsidiary remains a Subsidiary of the applicable Party.

11.14	Third Party Beneficiaries
Except (i) as provided in Section 7 relating to Indemnitees and for the release under Section 7.1 of any Person provided therein, (ii) as provided in Section 10.6 relating to the directors, officers, employees, fiduciaries or agents provided therein and (iii) as specifically provided in any Ancillary Agreement, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

11.15	Title and Headings
Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

11.16	Exhibits and Schedules

(a)
The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Nothing in the Exhibits or Schedules constitutes an admission of any liability or obligation of any member of the CSC Group or the CSRA Group or any of their respective Affiliates to any third party, nor, with respect to any third party, an admission against the interests of any member of the CSC Group or the CSRA Group or any of their respective Affiliates. The inclusion of any item or liability or category of item or liability on any Exhibit or Schedule is made solely for purposes of allocating potential liabilities between the Parties and shall not be deemed as or construed to be an admission that any such liability exists.

(b)
The Parties shall use commercially reasonable efforts to complete the Exhibits, Schedules and any exhibits or schedules to the Ancillary Agreements as soon as practicable following the date hereof and in a manner consistent in all material respects with the description (including the financial presentation) of the CSRA Business set forth in the Form 10 (as amended through August 17, 2015).

11.17	Governing Law
This Agreement (and any claims or disputes arising out of or related thereto or to the transactions contemplated thereby or to the inducement of any Party to enter therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by and construed in accordance with the Laws of the State of New York, including

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Exhibit 2.1

all matters of construction, validity and performance, in each case without reference to any choice-of-law or conflict of law principles that might lead to the application of the laws of any other jurisdiction.

11.18	Consent to Jurisdiction
Subject to the provisions of Section 9 hereof, each of the Parties irrevocably submits to the exclusive jurisdiction of (a) the Fairfax County Circuit Court and any appeals courts thereof or (b) the United States District Court for the Eastern District of Virginia and any appeals courts thereof (the courts referred to in clauses (a) and (b), the “Virginia Courts”), for the purposes of any suit, action or other proceeding, including to compel arbitration or for provisional relief in aid of arbitration in accordance with Section 9 or to prevent irreparable harm, and to the nonexclusive jurisdiction of the Virginia Courts for the enforcement of any award issued thereunder. Each of the Parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the Virginia Courts with respect to any matters to which it has submitted to jurisdiction in this Section 11.18. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Virginia Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

11.19	Waiver of Jury Trial
EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.19.

11.20	Severability
In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

11.21	Force Majeure
No Party (or any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement or, unless otherwise expressly

56

Exhibit 2.1

provided therein, any Ancillary Agreement, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event: (a) notify the other applicable Parties of the nature and extent of any such Force Majeure condition and (b) use due diligence to remove any such causes and resume performance under this Agreement as soon as feasible.

11.22	Interpretation
The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

11.23	No Duplication; No Double Recovery
Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

11.24	Tax Treatment of Payments
Unless otherwise required by a Final Determination, this Agreement or the Tax Matters Agreement or otherwise agreed to between the Parties, for U.S. federal Tax purposes, any payment made pursuant to this Agreement (other than any payment of interest pursuant to Section 11.11) by: (a) CSRA to CSC shall be treated for all Tax purposes as a distribution by CSRA to CSC with respect to stock of CSRA occurring after CSRA is directly owned by CSC and immediately before the applicable Distribution; or (b) CSC to CSRA shall be treated for all Tax purposes as a tax-free contribution by CSC to CSRA with respect to its stock occurring after CSRA is directly owned by CSC and immediately before the Distribution; and in each case, no Party shall take any position inconsistent with such treatment. In the event that a Taxing Authority (as defined in the Tax Matters Agreement) asserts that a Party’s treatment of a payment pursuant to this Agreement should be other than as required pursuant to this Agreement (ignoring any potential inconsistent or adverse Final Determination), such Party shall use its commercially reasonable efforts to contest such challenge.

11.25	No Waiver
No failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder or under the other Ancillary Agreements shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

11.26	No Admission of Liability
The allocation of Assets and Liabilities herein (including on the Schedules hereto) is solely for the purpose of allocating such Assets and Liabilities between CSC and CSRA and is not intended as an admission of liability or responsibility for any alleged Liabilities vis-à-vis any third party, including with respect to the Liabilities of any non-wholly owned subsidiary of CSC or CSRA.
[Signature Page Follows]

57

Exhibit 2.1

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Exhibit 2.1

SIGNATORY
IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

COMPUTER SCIENCES CORPORATION
By:	/s/ Paul Saleh
Name:	Paul Saleh
Title:	Chief Financial Officer
CSRA INC.
By:	/s/ Kevin M. Libby
Name:	Kevin M. Libby
Title:	Assistant Treasurer

Signature Page to Master Separation and Distribution Agreement

Exhibit 2.1

Annex I
The Internal Reorganization will take place in steps 1 and 2 below, all of which will occur prior to the Distribution set forth in step 3 (except for certain transfers in Step 1, which may occur after the Distribution Date):
Step 1: Members of the CSC Group contribute and/or assign the CSRA Assets to CSC Government Solutions LLC or the applicable member of the CSRA Group. CSC Government Solutions LLC, or the applicable member of the CSRA Group, assumes all of the CSRA Liabilities.
Step 2: CSC contributes all of the issued and outstanding membership interests of CSC Government Solutions LLC to CSRA.
Step 3: Before 11:59 p.m. on the Distribution Date, CSC distributes all of the issued and outstanding CSRA Common Stock to the Record Holders.
Step 4: Immediately thereafter, CSRA and/or CSC pay(s) a special cash dividend in the aggregate amount of no more than $1.5 billion (the “Special Dividend”).

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